UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
VALUEVISION MEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VALUEVISION MEDIA, INC.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344-3433

May 5, 2011

To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision Media, Inc., a Minnesota corporation, to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on Wednesday, June 15, 2011 at 8:00 a.m. central time.

This year we are again taking advantage of a Securities and Exchange Commission rule allowing us to furnish our proxy material over the Internet. If you are a shareholder who holds shares in an account with a broker (also referred to as shares held in street name), you will receive a Notice Regarding Availability of Proxy Materials from your broker. The Notice Regarding Availability of Proxy Materials will tell you how you can access our proxy materials which describe the matters to come before the meeting. It also will tell you how to request a paper or e-mail copy of our proxy materials. If you are a shareholder whose shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you will receive a copy of our proxy materials by mail.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the meeting, please take the time to vote. Please vote your shares as instructed in the Notice Regarding Availability of Proxy Materials or on your proxy card and send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes. Please vote as quickly as possible, even if you plan to attend the annual meeting. You may revoke the proxy and vote in person at the meeting if you so desire.

Sincerely,

Keith R. Stewart
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are outlined on the Notice Regarding Availability of Proxy Materials or, if you received a paper copy of our proxy material, on your proxy card. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly mail the paper proxy card in the postage-paid reply envelope provided. It is important that your shares be represented.

VALUEVISION MEDIA, INC.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344-3433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2011

To the Shareholders of ValueVision Media, Inc.:

The annual meeting of shareholders of ValueVision Media, Inc. will be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota on Wednesday, June 15, 2011 at 8:00 a.m. central time, or at any adjournments or postponements thereof. The meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect nine directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012;

3.	to approve the ValueVision Media, Inc. 2011 Omnibus Incentive Plan;

4.	to approve, on an advisory basis, the 2010 compensation of our named executive officers as disclosed in our proxy statement;

5.	to vote, on an advisory basis, on the frequency of including an advisory vote on the compensation of our named executive officers in our proxy statement;

as well as to transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 29, 2011 will be entitled to receive notice of and to vote at the meeting or any adjournments thereof. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders whose shares are registered directly in their names with our transfer agent will commence on or about May 17, 2011. The mailing of the Notice Regarding Availability of Proxy Materials to our shareholders who hold shares in accounts with brokers (also referred to as shares held in street name) will commence on or about May 5, 2011.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you plan to attend the meeting in person, you are requested to vote your proxy either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the Notice Regarding Availability of Proxy Materials or proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided. The proxy may be revoked by you at any time prior to being exercised, and voting your proxy by telephone or through the Internet or by returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF PROPOSALS #1-4, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS, AND VOTE TO APPROVE EVERY YEAR AS THE FREQUENCY OF INCLUDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

By Order of the Board of Directors

Teresa Dery
Interim General Counsel

May 5, 2011
Eden Prairie, Minnesota

PROXY STATEMENT
FOR THE
2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2011

GENERAL INFORMATION

The enclosed proxy is being solicited by our board of directors for use in connection with our annual meeting of shareholders to be held on Wednesday, June 15, 2011 at our offices located at 6690 Shady Oak Road (Human Resources entrance), Eden Prairie, Minnesota, at 8:00 a.m., central time, and at any adjournments or postponements. Our telephone number is (952) 943-6000. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders whose shares are registered directly in their names with our transfer agent will commence on or about May 17, 2011. The mailing of the Notice Regarding Availability of Proxy Materials to our shareholders who hold shares in accounts with brokers (also referred to as shares held in street name) will commence on or about May 5, 2011.

What is the purpose of the Annual Meeting?

At the annual meeting we will ask our shareholders to vote on these matters:

1.	to elect a board of directors of nine directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012;

3.	to approve the ValueVision Media, Inc. 2011 Omnibus Incentive Plan;

4.	to approve, on an advisory basis, the 2010 compensation of our named executive officers as disclosed in our proxy statement;

5.	to vote, on an advisory basis, on the frequency of including an advisory vote on the compensation of our named executive officers in our proxy statement;

as well as to transact other business that may properly be brought before the meeting.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on April 29, 2011 will be entitled to vote at the meeting or adjournments thereof. Our common stock is our only authorized and issued voting security. Every share is entitled to one vote on each matter that comes before the meeting. At the close of business on the record date, we had 47,359,188 shares of our common stock outstanding and entitled to vote.

Who is entitled to attend the meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting in person. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:30 a.m. central time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the meeting, instead of by proxy, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the annual meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the annual meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the annual meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Vote required

Election of Directors.  The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for the election to the board of directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. A shareholder who does not vote (including a broker non-vote) will have no effect on the election of directors.

Approval of ValueVision Media, Inc. 2011 Omnibus Incentive Plan.  The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for approval of the ValueVision Media, Inc. 2011 Omnibus Incentive Plan. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on this proposal. In addition, the rules of the NASDAQ Stock Market require that holders of at least a majority of our common stock must vote for this proposal. Therefore, a shareholder who does not vote (including a broker non-vote) will not count toward this requirement and will have the effect of not meeting the requirement for this proposal to pass.

Non-Binding Votes on Executive Compensation and Frequency Vote.  The advisory votes on the 2010 compensation of our named executive officers as disclosed in this proxy statement and the frequency of including the advisory vote on the compensation of our named executive officers are not binding on us. We will consider our shareholders to have approved our executive compensation if the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. We will consider our shareholders to have selected the frequency option that receives the greatest number of votes. With respect to these proposals, a shareholder who abstains and a shareholder who does not vote (including a broker non-vote), will have no effect on the outcome of these proposals.

Other Proposals.  For all other proposals, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for approval of each other proposal presented in this proxy statement. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) will have no effect on the outcome of these proposals.

How do I vote?

Proxies in the accompanying form that are properly signed and returned to us, voted by telephone or through the Internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified.

You may vote electronically by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a ValueVision Media, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

To vote by Internet:

•	Go to the web site printed on your Notice Regarding Availability of Proxy Materials or proxy card 24 hours a day, seven days a week.

•	Complete the electronic ballot and submit your voting instructions.

To vote by telephone:

•	From a touch-tone telephone, call the toll-free number printed on your Notice Regarding Availability of Proxy Materials or proxy card or electronic notification, 24 hours a day, seven days a week.

•	Follow the simple recorded instructions.

To vote by proxy card:

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope (we must receive the mailed proxy card prior to the meeting).

If you are a registered shareholder and attend the annual meeting, you may deliver your proxy in person. Paper ballots also will be available at the meeting. If you hold your shares in “street name,” you need to obtain a proxy form from the institution that holds your shares. Shareholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

How do I access the proxy materials?

Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders who hold shares in accounts with brokers on the Internet, rather than mailing printed copies to these shareholders. We are mailing copies of our proxy materials to shareholders whose shares are registered directly in their names with our transfer agent. If you received a Notice Regarding Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice Regarding Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice Regarding Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding Availability of Proxy Materials.

May I change my vote after I return my proxy?

Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site printed on your Notice Regarding Availability of Proxy Materials and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is the effect of a “broker non-vote” on the proposals to be voted on at the meeting?

The election of directors, the approval of the ValueVision Media, Inc. 2011 Omnibus Incentive Plan, the advisory vote on executive compensation and the advisory vote on the frequency of executive compensation votes are proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

May the meeting be adjourned?

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

How may I obtain additional copies of the annual report and/or proxy statement?

Our annual report on Form 10-K for our fiscal year ended January 29, 2011, including audited financial statements, and the 2011 proxy statement are available online at www.valuevisionmedia.com/proxy. Please follow the instructions on the Notice Regarding the Availability of Proxy Materials to request a paper copy of the materials. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344- 3433, Attention: Corporate Secretary.

What is the deadline for submitting a shareholder proposal for inclusion in the proxy statement for our 2012 annual meeting?

We must receive shareholder proposals intended to be presented at our 2012 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than Wednesday, January 18, 2012. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

If notice of any other shareholder proposal intended to be presented at the 2012 annual meeting is not received by us on or before Friday, March 16, 2012, the proxy solicited by our board of directors for use in connection with that meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in our proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

PROPOSAL #1

ELECTION OF DIRECTORS

Nine directors will be voted upon and elected by the holders of shares of common stock. Each director will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of these director nominees have consented to serve as a director, if elected.

Our corporate governance guidelines provide that no individual may be nominated to serve as a director if his or her term of service would expire more than one year after such individual’s 70th birthday. In accordance with this director retirement policy, Robert J. Korkowski, who has been one of our directors since 1993, will retire from the board of directors effective at the end of the annual meeting of shareholders. At a meeting held on April 21, 2011, our corporate governance and nominating committee reviewed the makeup of the board and recommended, by unanimous vote, that the nine persons named below be nominated for election as directors. Two of the nine recommended nominees, Sean F. Orr and William F. Evans, had not previously served as directors of our company and were initially suggested as nominees by certain of our independent directors. Two of the nine recommended persons were nominated by GE Capital Equity Investments, Inc. pursuant to the terms of our amended and restated shareholders agreement more fully described below under “Certain Transactions.”

Based upon the recommendation of our corporate governance and nominating committee, the full board unanimously nominated the nine individuals recommended by the corporate governance and nominating committee for election as directors. We did not retain any third party to assist in identifying or evaluating the nominees. Assuming shareholders elect all the director nominees named in this proxy statement at the annual meeting, we will have nine directors. The board of directors has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the board’s size between annual meetings. Your proxy holder will vote your shares for the board’s nominees unless you instruct otherwise.

If prior to the annual meeting the board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board. Alternatively, the proxies, at the board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board has no reason to believe that any of the nominees will be unable to serve.

The following table sets forth certain information concerning the persons who are nominated for election to the board of directors.

Name	Age	Director Since	Positions Currently Held with Our Company

Current Directors:
Keith R. Stewart	48	2008	Chief Executive Officer, Director
Randy S. Ronning	62	2009	Chairman of the Board
Joseph F. Berardino	60	2008	Director
John D. Buck	60	2004	Director
Edwin P. Garrubbo	45	2009	Director
Catherine Dunleavy	42	2008	Director
Patrick O. Kocsi	42	2008	Director
New Director Nominees:
William F. Evans	63	—	—
Sean F. Orr	56	—	—

Joseph F. Berardino has served as a managing director at Alvarez & Marsal, a global professional services firm, since October 2008. Prior to joining Alvarez & Marsal, Mr. Berardino was chairman of the board of directors and chief executive officer of Profectus BioSciences, a private biotechnology company, from October 2005 to January 2008. From February 2008 to September 2008, Mr. Berardino continued his service as a member of the board of directors of Profectus BioSciences but was not an employee during that period. He previously served as vice-chairman of Sciens Capital Management, a New York-based alternative asset management firm, from mid-

2004 to September 2005. Before Sciens, Mr. Berardino was chief executive officer of Andersen Worldwide, a global accounting and consulting firm. Mr. Berardino currently is a trustee of Fairfield University. He has been a Certified Public Accountant since 1975. Mr. Berardino offers strong financial management and accounting acumen, through his career both in public accounting as well as in executive and operational management and board positions at a number of companies. He also brings experience and extensive contacts in capital markets and capital-related matters that are important to the future growth and success of our company. His broad experience and service in senior management and boards of directors provides our board with valuable perspective in his role as chairman of the corporate governance and nominating committee.

John D. Buck currently serves as chairman of the board of Medica (Minnesota’s second largest health insurer) and previously served as chief executive officer of Medica from July 2001 until his retirement in January 2003. From October 25, 2007 to March 3, 2008, and again from August 22, 2008 through January 26, 2009, Mr. Buck served as our interim chief executive officer. Previously, Mr. Buck worked for Fingerhut Companies where he held several senior executive positions, including president and chief operating officer. He left Fingerhut in October 2000. Mr. Buck also previously held executive positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc. Mr. Buck currently serves on the board of directors of Patterson Companies, Inc. Mr. Buck provides the board with his experience in the consumer retail industry, including his past service as an interim chief executive officer of our company and his senior leadership positions at Fingerhut Companies. He additionally brings to us the knowledge and judgment he gains from serving on other public and private company boards, which allows us to benefit from his insight into board governance matters and appropriate board processes.

Edwin P. Garrubbo currently is the chief executive officer of Creative Commerce, LLC, an investment and strategy firm focused on electronic retailing, which he founded in January 2006, and which also provides consulting services to the Company, as more fully described below under “Certain Transactions”. Previously, Mr. Garrubbo was chief executive officer of American Telecast Products, LLC, a direct response marketing company, from 2001 to December 2005. Mr. Garrubbo has fifteen years experience in the electronic retailing industry and is a past chairman of the Electronic Retailing Association. Mr. Garrubbo brings to our board his extensive knowledge of multi-channel retailing, proven industry experience, and global contacts along with his ability to identify product development opportunities for our premium lifestyle shopping channel.

Randy S. Ronning currently serves as chairman of our board of directors. Mr. Ronning served as executive vice president and chief merchandising officer of QVC, a major electronic retailer, where he oversaw all merchandising, brand management, and merchandise analysis efforts of QVC and QVC.com, from June 2005 until his retirement in January 2007. He also was responsible for QVC.com operations during this period. Previously, Mr. Ronning was executive vice president with responsibility over affiliate sales and marketing, information services, marketing, research and sales analysis, direct marketing, corporate marketing, public relations, and charitable giving at QVC, from 2001 to May 2005. Prior to joining QVC, Mr. Ronning spent 30 years with J.C. Penney Co., where he held executive positions including president of its catalog and internet divisions. Mr. Ronning currently serves on the board of directors of another private company, Sure Source, and has served on the boards of several non-profit and organizations, including the Electronic Retailing Association, the Dallas Symphony Association, the University of Dallas, the Fashion Institute of Technology, the Mail Order Association, Chairman of the Board, Forrester Research, Knot, Philadelphia Orchestra, The Franklin Institute, and another private company, Commerce Hub, where he was Chairman of the Board. Mr. Ronning’s extensive senior executive level experience at two major retailing companies provides the board and the company with invaluable expertise and industry knowledge as we execute our new strategy for growth and profitability. In particular, Mr. Ronning’s record of success in leading the development and success of the e-commerce operations at his prior companies is of substantial importance to the board and the company in addressing similar growth opportunities in our company’s business. Mr. Ronning’s depth of experience in managing, leading and motivating employees provides the board with great insights in his role as chairman of the human relations and compensation committee.

Keith R. Stewart is our chief executive officer. He was named our president and chief executive officer in January 2009 after having joined ShopNBC as president and chief operating officer in August 2008. Mr. Stewart voluntarily relinquished the title of president in February 2010 in conjunction with the appointment of a new president of our company, which was disclosed in a Current Report on Form 8-K filed February 3, 2010. Mr. Stewart retired from QVC in July 2007 where he had served the majority of his retail career, most recently as vice president — merchandising of QVC (USA) and vice president — global sourcing of QVC (USA) from April 2004 to June 2007. Previously he was general manager of QVC’s German business unit from 1998 to March 2004. Mr. Stewart first joined QVC as a consumer electronics buyer in 1992 and was promoted through a series of progressively responsible positions through which he developed expertise in key areas of TV home shopping, including merchandising, programming, cable distribution, strategic planning, organizational development, and international sourcing. Mr. Stewart brings to our board and our company extensive executive retail, operations, product sourcing and e-commerce experience both domestically and internationally with more than fifteen years of leadership experience in the electronic retailing industry. His strong understanding of multi-channel retailing strategy and operations and his proven track record of delivering growth and profitability in our industry gives the board essential perspectives and insights in their oversight of company strategy and development.

Catherine Dunleavy has served as executive vice president and chief financial officer of NBC Universal Cable Entertainment and Production Studios since March 2011. In her present role Ms. Dunleavy oversees the financial performance and strategic analysis of NBC Universal’s Cable Entertainment properties including USA, Sci FYi, E!, G4, Universal HD, Sleuth, Chiller, E! Productions and the Universal Cable Production Studio. Previously, Ms. Dunleavy held the role of senior vice president and chief financial officer of Cable Entertainment from May 2004 to March 2007. In her prior roles, Ms. Dunleavy was vice president of financial planning and analysis for USA and Sci Fi from January 2001 to May 2004. Before joining NBC, Ms. Dunleavy worked for the corporate audit staff at General Electric Company (“GE”) from June 1995 to January 2001, where she was promoted to executive audit manager. Ms. Dunleavy provides the board with unique insights and knowledge of the television broadcasting and cable industry. In addition, her experience as a chief financial officer at NBC Universal Cable Entertainment and Production Studios, and as a member of the corporate audit staff at GE, provides the board with subject matter expertise in cable network financial matters.

Patrick O. Kocsi was named a senior managing director at GE Capital Americas Equity (“GE Equity”) in Norwalk, CT, GE’s private equity investment group, in February 2009. He leads the portfolio management team for the business with responsibility for a $2.5 billion portfolio of investments. He also leads the industrial technology team responsible for making investments in energy, oil & gas and aviation/transportation. Previously, from June 2007 to January 2009, he was a managing director at GE Equity leading the media and investment team. Mr. Kocsi joined GE in 1991 in the Financial Management Program in GE Plastics. He worked in The Netherlands, France, and the US. In 1996, he joined GE Capital working on acquisitions in the US, Brazil, and Germany. In that role Mr. Kocsi began investing in industrial, media, transportation, and technology companies. Mr. Kocsi has also served as a director or observer on the boards of over a dozen companies. Mr. Kocsi brings a diverse financial and business management background to the board as evidenced by his holding a variety of positions, both domestically and internationally, with GE. In addition, he brings the board a broad perspective and knowledge on corporate finance and mergers & acquisitions matters through his leadership as a portfolio manager for GE Equity across a number of industries.

William F. Evans most recently served as the executive vice president and chief financial officer of Witness Systems, Inc., a public, global provider of workforce optimization software and services based in Roswell, Georgia from May 2002 until he retired when the company was sold in June 2007. Previously, Mr. Evans had served in a number of operational and financial management roles for a variety of companies, including Superior Essex, ProSource, Inc., H&R Block, Inc., Management Sciences of America and Electromagnetic Sciences, Inc. He began his professional career at Peat Marwick, Mitchell, and Co. (now KPMG), where he was elected a partner in 1980 and was named partner-in-charge of the Atlanta audit practice in 1985. Mr. Evans is currently a member of the Board of Directors of SFN Group, Inc., a public company, and has served on the Board of Directors of several other private and public companies, including Wolverine Tube, Inc., SecureWorks, Inc., Electromagnetic Sciences, Inc., LXE, Inc. and Tatum LLC. Mr. Evans offers senior financial management and accounting expertise gained through his long career both in public accounting as well as in senior management and board positions with corporate governance duties at a number of companies. We believe his broad experience and service in senior management and boards of directors will provide our board with valuable expertise, particularly with respect to financial reporting.

Sean F. Orr most recently served as the president and chief financial officer of Dale and Thomas Popcorn, LLC, a snack food business from February 2007 until March 2009. Prior to that, he was a partner in Tatum Partners,

LLC, an executive services firm, in 2006, and the executive vice president and chief financial officer of The Interpublic Group of Companies, a parent of global advertising and public relations firms, from 1999 to 2003. He also worked at Pepsico Inc. from 1994 -1999 in the roles of Senior Vice President and Controller at Pepsico Corporate Headquarters and Executive Vice President and Chief Financial Officer of its Frito-Lay division; Reader’s Digest as Vice President and Controller from 1990 to 1994; and Peat Marwick, Mitchell, and Co. (now KPMG), from 1976 to 1990 (serving as a partner from 1986 to 1990). Mr. Orr also was a member of the Board of Directors and Chairman of the Board’s Finance Committee for The Interpublic Group of Companies from 1999-2003, and has served on the Boards of Directors for several non-profit organizations. Mr. Orr is a Certified Public Accountant. Mr. Orr offers senior financial management and accounting expertise gained through his long career both in public accounting and in private industry. We believe his broad experience and service in senior management will provide our board with valuable expertise, particularly with respect to financial reporting and capital markets.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR THE ELECTION OF EACH OF THE NINE NOMINEES LISTED ABOVE
TO CONSTITUTE OUR BOARD OF DIRECTORS.

PROPOSAL #2

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our audit committee, our board of directors selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending January 28, 2012, subject to ratification by our shareholders. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2012.

Deloitte & Touche LLP Attendance at Annual Meeting

A representative of Deloitte & Touche LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by Deloitte & Touche LLP

In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP in our fiscal year ended January 29, 2011, known as fiscal 2010, and January 30, 2010, known as fiscal 2009, for these various services:

	Fiscal 2010	Fiscal 2009
Description of Fees	Amount	Amount

Audit Fees	$435,000	$473,000
Audit-Related Fees	68,560	21,100

Total Audit and Audit-Related Fees	503,560	494,100
Tax Fees:
Tax Compliance Fees	73,800	73,800
Tax Consultation and Advice Fees	116,990	133,810

Total Tax Fees	190,790	207,610
All Other Fees	—	—

Total	$694,350	$701,710

Audit Fees.  The audit fees set forth above for fiscal 2010 and fiscal 2009 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements and the effectiveness of internal controls over financial reporting, including agreed-upon procedure compliance letters.

Audit-Related Fees.  The audit-related fees set forth above for fiscal 2010 and fiscal 2009 consist of fees billed by Deloitte & Touche LLP for consultation regarding other accounting matters and audit services that normally are provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements and other services related to Securities and Exchange Commission matters for the fiscal year.

Tax Fees.  The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2010 and fiscal 2009 primarily consist of fees billed for consultation and assistance in connection with an IRS private letter ruling, IRS section 382 matters, including change-in-control analysis, preparation of applications for tax refunds and for tax planning regarding various federal and state income and sales and use tax matters, as well as assistance with employee matters.

All Other Fees.  We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2010 or fiscal 2009.

Approval of Independent Registered Public Accounting Firm Services and Fees

The audit committee charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee.

Report of the Audit Committee

The role of our audit committee, which is composed of three independent non-employee directors, includes oversight of the integrity of our company’s consolidated financial statements, our internal controls, our company’s compliance with legal and regulatory requirements and the performance, qualifications and independence of our independent auditors. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed our company’s audited consolidated financial statements for the fiscal year ended January 29, 2011 with management; (b) discussed with Deloitte & Touche, our company’s independent registered public accounting firm, the matters required to be discussed by the FASB Accounting Standard Codification relating to Auditor’s Communication with Those Charged with Governance; and (c) received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning their independence, and discussed with Deloitte & Touche their independence.

Based on the review and discussions with management and our company’s independent registered public accounting firm referred to above, we recommended to our company’s board of directors that our audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee

Robert J. Korkowski (Chairman)
Joseph F. Berardino
Randy S. Ronning

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
PROPOSAL #2 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

CORPORATE GOVERNANCE

Shareholder Communications with the Board of Directors

Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with “chairman of the board” or the names of specified directors. This letter should be placed in a larger envelope and mailed to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The corporate secretary will forward the sealed envelopes to the designated recipients.

Attendance at Shareholder Meetings

The directors are encouraged, but not required, to attend all meetings of our shareholders. Except for one director, all of our then-serving directors attended our 2010 Annual Meeting of Shareholders.

Composition of the Board During Fiscal 2010

At the beginning of fiscal 2010 our board of directors consisted of Joseph Berardino, John Buck, Robert Korkowski, Keith Stewart, Randy Ronning and Edwin Garrubbo, who were elected by the holders of our common stock and Catherine Dunleavy and Patrick Kocsi, who were elected by the holders of our preferred stock. Mr. Korkowski plans to retire at the end of the 2011 Annual Meeting of Shareholders.

Board Leadership Structure and Risk Oversight

The company’s corporate governance guidelines provide that the chairman of the board and the chief executive officer currently are separate offices, with a non-executive chairman of the board. While the board retains the right to exercise its discretion in combining or separating the offices of chairman of the board and chief executive officer, there currently is not an intention to combine the offices. This determination will be made depending upon what our board believes is best for our company and our shareholders in light of all circumstances at any particular time.

The company’s management is responsible for risk management on a day-to-day basis. The board oversees the risk management activities of management directly and through the committees of the board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. In general, the board oversees risk management activities relating to business strategy, strategic transactions, capital allocation, legal and regulatory risk, and operational risks; the audit committee oversees risk management activities related to certain financial risks; the human resources and compensation committee oversees risk management activities relating to the company’s compensation policies and practices and organizational risk; and the nominating and governance committee oversees risk management activities relating to board composition and function. Each committee reports to the full board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. The company develops an assessment of major risks facing the company and mitigation plans as part of its annual strategic planning process. Certain key risks and related mitigation plans are also reviewed throughout the year either by the board or its committees.

Director Independence

Messrs. Berardino, Buck, Kocsi, Korkowski and Ronning, and Ms. Dunleavy, constituting a majority of the board of directors, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market. Our board of directors has determined that Mr. Garrubbo is not independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market. Our board has determined that Messrs. Evans and Orr would be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market if they were elected as directors by our shareholders.

Committees of the Board of Directors

Committees established and maintained by the board of directors include the audit committee, the human resources and compensation committee, known as the compensation committee, and the corporate governance and nominating committee, known as the governance committee. From time to time the board of directors also may establish additional committees for specific purposes such as the special committee, which was formed to consider capital structure and corporate finance proposals with respect to fiscal 2010. The special committee is not a standing committee of the board.

The following table summarizes the current membership of each of our on-going committees:

	Audit	Compensation	Governance
Director	Committee	Committee	Committee

Joseph F. Berardino	Member	Member	Chairman
John D. Buck	—	—	Member
Edwin P. Garrubbo	—	—	—
Robert J. Korkowski	Chairman	Member	Member
Randy S. Ronning	Member	Chairman	—
Keith R. Stewart	—	—	—
Catherine Dunleavy	—	—	—
Patrick O. Kocsi	—	—	—

Audit Committee

The audit committee consists of Messrs. Korkowski (chairman), Berardino and Ronning. All members of the audit committee are independent as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Korkowski, chairman of the audit committee, and Mr. Berardino are each an audit committee financial experts as defined by the Securities and Exchange Commission’s regulations.

The audit committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee:

•	reviews our audited financial statements and recommends to the board of directors that the audited financial statements be included in our annual report on Form 10-K;

•	recommends to the board of directors the selection of the independent registered public accounting firm to audit our books and records;

•	reviews our accounting and auditing principles and procedures with a view toward providing for adequate internal controls and reliable financial records;

•	approves all fees of, as well as the provision of any non-audit services by, our independent registered public accounting firm; and

•	reviews our quarterly reports on Form 10-Q and our earnings press releases before they are issued publicly.

To this end, the audit committee oversees our financial reporting process by, among other things, reviewing and reassessing the audit committee charter, reviewing with the independent auditors the plans and results of the auditing engagement, recommending and taking action to oversee the independence of our independent registered public accounting firm and recommending to the board of directors the engagement of our independent registered public accounting firm. The audit committee charter was amended in 2004 and complies with the standards set forth in Securities and Exchange Commission and applicable stock exchange regulations. A copy of the audit committee charter is available on our website at www.valuevisionmedia.com.

Human Resources and Compensation Committee

The human resources and compensation committee, known as the compensation committee, consists of Messrs. Ronning (chairman), Berardino and Korkowski. All members of the compensation committee are independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market and for purposes of Internal Revenue Code Section 162(m).

The responsibilities of the compensation committee are set forth in the compensation committee charter, which is reviewed regularly and amended as appropriate in light of Securities and Exchange Commission and applicable stock exchange regulations, and which is available on our website at www.valuevisionmedia.com.

Among other duties, the compensation committee has the responsibility to:

•	establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements;

•	assure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies;

•	oversee our stock-based incentive plans and approve all grants to executive officers made in connection with those plans;

•	review and make recommendations to the board of directors regarding (i) the components of and total cash compensation for our chief executive officer, and (ii) stock-based grants to our chief executive officer;

•	review and, if appropriate, recommend to the board of directors any employment agreements or severance arrangements for the chief executive officer or other members of senior management, including change-in-control provisions, plans or agreements;

•	monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;

•	oversee succession planning for the chief executive officer and other members of the senior executive team;

•	annually evaluate the performance of the committee and the adequacy of the committee’s charter, and report the evaluation to the board of directors; and

•	perform other duties or functions deemed appropriate by the board of directors.

Compensation decisions for the named executive officers (other than the chief executive officer) and the other corporate officers directly reporting to the chief executive officer are made by the compensation committee, upon the recommendation of our chief executive officer. For the chief executive officer, the compensation decisions are made by the board of directors upon the recommendation of the committee. Under its charter, the compensation committee has the authority to engage, review and approve the payment of fees to or terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The compensation committee’s meeting agendas are determined by its chairman, with the assistance of the senior vice president of human resources and the corporate secretary. The committee reports on its actions regarding executive compensation to the board of directors for all corporate officers except in the case of the chief executive officer. For the chief executive officer, the committee will make a recommendation to the board of directors for review and action.

The committee is supported by our human resources and legal departments upon request. In addition, the committee has engaged Towers Watson, a global human resources consulting firm, to assist the committee in discharging its responsibilities, which include conducting periodic reviews of its total compensation program for executive officers. Under a policy established by the committee, Towers Watson only performs work for the committee, the board of directors and other committees of the board of directors, and is not retained by our management for other benefits, compensation or recruiting services, or any other purposes.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee, known as the governance committee, consists of Messrs. Berardino (chairman), Buck and Korkowski. All members of the governance committee are independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market.

The governance committee advises and makes recommendations to the board of directors on all matters concerning the selection of candidates as nominees for election as directors, corporate governance, compensation of directors and other matters as specified in the governance committee’s charter or as directed by the board of directors. The governance committee has recommended to the board of directors that each of the nominees listed for election to the board of directors in proposal #1 be elected to the board of directors. The responsibilities of the governance committee are set forth in the governance committee charter, which is reviewed regularly in light of Securities and Exchange Commission and applicable stock exchange regulations and is available on our website at www.valuevisionmedia.com.

Director Qualifications, Board Diversity and Shareholder Nominations for Directors

The governance committee charter describes the attributes we seek in considering director candidates. The governance committee will consider persons recommended by shareholders in selecting nominees for election to the board of directors. The governance committee recommends qualified individuals who, if added to the board of directors, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for our company. We have determined that a majority of our directors should be independent directors. The governance committee uses the following additional guidelines, which are set forth in its charter, in analyzing the qualifications for directors:

The committee will consider the ability of the director candidate to devote sufficient time to fulfilling his or her duties as a director, the candidate’s judgment, skill, experience with businesses and other organizations in industries related to the business of our company (such as consumer merchandising and retail; TV home shopping; TV programming and media; retail operations and fulfillment; direct response marketing; e-commerce and technology; finance; mergers and acquisitions; and corporate law), experience as an executive with a publicly traded company, the interplay of the candidate’s experience with the experience of other board members and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors.

Shareholders who wish to suggest qualified candidates should write to: ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of the person for consideration by the governance committee and should be accompanied by an indication of the person’s willingness to serve.

Business Ethics Policies

We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this business ethics policy is available on our website at

www.valuevisionmedia.com. In addition, we have adopted a code of ethics for our chief executive officer and senior financial management; this policy also is available on our website at www.valuevisionmedia.com.

Attendance and Meetings of the Board of Directors and Its Committees

Our business and affairs are managed by the board of directors, which held eight meetings during fiscal 2010 and took action by written consent seven times. During fiscal 2010, the audit committee held six meetings and took action by written consent one time; the compensation committee held three meetings and took action by written consent two times; and the governance committee held two meetings. The special committee met on seven occasions. During fiscal 2010, none of our directors attended fewer than 75% of the aggregate number of meetings of the board and the various committees on which he or she served during 2010.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is now, or was during the last fiscal year, an officer or employee of our company or of any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our securities as of April 29, 2011 based on a total of 47,359,188 shares of common stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the directors, and (iii) our chief executive officer and each of the other named executive officers named in the summary compensation table who is or was a named executive officer during fiscal 2010 and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 unless otherwise indicated.

		Number of Shares	Percent of
Name and Address of Beneficial Owner	Title of Class	Beneficially Owned	Class

Non-Employee Directors:
Joseph F. Berardino(1)	Common Stock	145,000	*
John D. Buck(2)	Common Stock	798,643	1.66%
Catherine Dunleavy	—	—	—
Edwin P. Garrubbo(3)	Common Stock	157,342	*
Patrick O. Kocsi	—	—	—
Robert J. Korkowski(4)	Common Stock	211,361	*
Randy S. Ronning(5)	Common Stock	184,266	*
Named Executive Officers:
Keith R. Stewart(6)	Common Stock	2,037,033	4.25%
William McGrath(7)	Common Stock	73,180	*
G. Robert Ayd(8)	Common Stock	174,580	*
Carol Steinberg(9)	Common Stock	113,478	*
Jean-Guillaume Sabatier	Common Stock	109,979	*
Nathan Fagre(10)	Common Stock	116,907	*
Frank Elsenbast(11)	—	—	—
All directors and executive officers as a group (18 persons)(12)	Common Stock	4,676,225	9.45%
Other 5% or Greater Shareholders:
Archon Capital Management LLC(13)	Common Stock	2,539,900	5.36%
1301 Fifth Avenue, Suite 3008 Seattle, Washington 98101-2662
Capital World Investors(14)	Common Stock	2,415,000	5.10%
333 South Hope Street Los Angeles, CA 90071
Comcast Corporation(15)	Common Stock	6,466,938	13.65%
One Comcast Center Philadelphia, PA 19103-2838
GE Capital Equity Investments, Inc.(16)	Common Stock	6,000,000	11.24%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746

*	Less than 1%

(1)	Includes options to purchase 30,000 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(2)	Includes options to purchase 782,643 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(3)	Includes options to purchase 30,000 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(4)	Includes options to purchase 65,000 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(5)	Includes approximately 60,266 shares pledged as collateral for an outstanding line of credit with Merrill Lynch.

(6)	Includes options to purchase 583,333 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(7)	Includes 1,000 shares held by Mr. McGrath’s spouse and options to purchase 15,000 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(8)	Includes options to purchase 93,333 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(9)	Includes options to purchase 66,667 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011.

(10)	Includes options to purchase 100,000 shares that are presently exercisable or may become exercisable within 60 days of April 29, 2011. Effective January 28, 2011, Mr. Fagre voluntarily resigned as our senior vice president and general counsel.

(11)	Effective March 5, 2010, Mr. Elsenbast voluntarily resigned as our senior vice president and chief financial officer.

(12)	Includes options to purchase 2,143,648 shares of common stock that are presently exercisable or will become exercisable within 60 days of April 29, 2011 granted to directors and executive officers.

(13)	Information with respect to Archon Capital Management LLC is provided in reliance upon information included in a Schedule 13G filed on February 14, 2010. Archon Capital Management LLC disclaims beneficial ownership with respect to all shares.

(14)	Information with respect to Capital World Investors, a division of Capital Research and Management Company, is provided in reliance upon information included in a Schedule 13G filed on February 14, 2010. Capital World Investors disclaims disclaim beneficial ownership with respect to all shares.

(15)	Information with respect to Comcast Corporation (“Comcast”), for and on behalf of itself, NBCUniversal, LLC (“NBCUniversal Holdings”) and NBCUniversal Media, LLC (“NBCUniversal” and together with Comcast and NBCUniversal Holdings, the “Reporting Persons”), is provided in reliance upon information included in a Schedule 13D filed on February 7, 2011. NBCUniversal (f/k/a NBC Universal, Inc.) is a wholly owned subsidiary of NBCUniversal Holdings, which is owned 51% by Comcast (through wholly owned subsidiaries) and 49% by General Electric Company together with its subsidiaries (“GE”). As of February 7, 2011, NBCUniversal had sole beneficial ownership of an aggregate of 6,466,938 shares composed of (i) 6,452,194 shares of outstanding common stock and (ii) 14,744 shares of common stock issuable upon exercise of warrants issued on November 11, 2002 pursuant to a Distribution and Marketing Agreement dated March 8, 1999. The shares beneficially owned by Comcast do not include the shares of common stock to be issued to NBCUniversal on May 15, 2011, pursuant to Amendment No. 2 to Trademark License Agreement. Under Amendment No. 2 to Trademark License Agreement, the Company agreed to issue to NBCUniversal, on May 15, 2011, shares in an amount equal to the quotient obtained by dividing $4 million by the per share price of common stock equal to the average closing price of the common stock as quoted on the Nasdaq Stock Market during the six months immediately preceding the date of issuance of such shares.

(16)	Information with respect to GE Capital Equity Investments, Inc. is provided in reliance upon information included in a Schedule 13D filed on November 24, 2010, and upon related information with respect to Comcast, for and on behalf of itself, NBCUniversal Holdings and NBCUniversal, included in a Schedule 13D filed on February 7, 2011. Common stock shown for GE Capital Equity Investments, Inc. represents 6,000,000 shares of common stock issuable upon the exercise of warrants to purchase our common stock at an exercise price of $0.75 per share.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this proxy statement.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like an owner. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interest with those of our shareholders. The program is mainly designed to:

1.	Attract, motivate and retain a highly capable and performance-focused executive team;

2.	Promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

3.	Pay for performance such that total compensation reflects the individual performance of executives and our absolute and relative performance;

4.	Promote equity emphasis by tying executive compensation to the long-term enhancement of shareholder value;

5.	Exercise independence — the Human Resources & Compensation Committee (the “Committee”) exercises independent judgment and approval authority with respect to establishing executive team compensation programs, performance measures, and awards; and

6.	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation is comprised of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of both cash and equity. In support of our emphasis on significant ownership by executives, the Human Resources & Compensation Committee (the “Committee”) offers long-term incentive opportunities that encourage ownership. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards.

In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit, and individual performance, both short-term and long-term, determine the largest portion of executive pay.

Role of the Committee and Executive Compensation Consultant

The Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable NASDAQ rules. To assist the Committee in discharging its responsibilities, the Committee engages an independent consultant (“Consultant”). This Consultant is employed by Towers Watson. The Consultant’s role is to develop recommendations for the Committee related to all aspects of executive compensation programs and the Consultant works with management to obtain information necessary to develop the recommendations for the Committee related to all aspects of our executive compensation program.

Process for Determining Executive Compensation

Typically, the Committee reviews and adjusts executive total compensation levels, including equity grants, annually in November of each year. This practice was utilized when reviewing 2010 executive total compensation.

Our chief executive officer’s (the “CEO”) target total compensation package is set by the Committee during an executive session based on the Committee’s review of the competitive information prepared by the Consultant, assessment of the CEO’s individual performance in conjunction with our financial and operating performance, and each member’s good faith business judgment.

A recommendation for the target total compensation of our other executive officers is made by the CEO and Senior Vice President of Human Resources after reviewing the executive’s and the company’s performance in conjunction with the executive’s responsibility and experience when compared to the competitive information prepared by the Consultant. The compensation package for the other executive officers is established by the Committee, taking into consideration the recommendation of the CEO and Senior Vice President of Human Resources, and the executive officer’s individual job responsibilities, experience and overall performance.

To facilitate this process, the Senior Vice President of Human Resources summarizes the total compensation for each executive and this information is used by the Committee when setting target total compensation for the CEO and other executive officers. The summary outlines each executive’s annual target and actual pay as well as total accumulated pay under various performance and employment scenarios and corporate performance, both recent and projected. The Senior Vice President of Human Resources also prepares for the Committee a review and recommendation of the CEO’s compensation. In its deliberations, the Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to our company’s unique structure and needs.

Market Benchmarking

We begin the annual process by reviewing each executive officer’s target total compensation in relation to the 50th percentile of comparably sized companies based on general industry data. We also take into account, as an additional reference point, competitive compensation data from a selected group of peer companies (“Peer Group”), specifically retail, e-commerce, media, and mail order catalog companies. This Peer Group, along with market data from companies that average $750 million in revenue, will be used for 2011 executive compensation planning and was used for 2010 executive compensation planning.

The companies comprising our Peer Group included the following:

1-800-Flowers.com	Alloy	Bidz.com
Blue Nile	Coldwater Creek	dELIA*s
drugstore.com	GSI Commerce	J. Crew Group
Liberty Interactive Group	Liquidity Services	NutriSystem
Overstock.com	PC Mall	priceline.com
School Speciality	U.S. Auto Parts Network

For 2010, the components of this survey included base salary and target bonus for annual incentive plans similar to our annual incentive plan. The information that we received from our Peer Group for positions similar to the positions held by our current named executive officers is summarized on the table below. As demonstrated on the chart below, while the Committee adjusted base salary based on the Peer Group information, it targeted base salary and target bonuses at (a) below the 50th percentile for Mr. Stewart, Mr. McGrath and Mr. Sabatier, (b) at the

50th percentile for Mr. Ayd, and (c) slightly above the 50th percentile for Ms. Steinberg. The actual compensation for our named executive officers is included in the Summary Compensation Table.

			Actual Base Salary
		Base Salary and	as of May 3, 2011
	Base Salary of	Target Bonus of	and Bonus for
	Peer Group at 50th	Peer Group at 50th	Fiscal Year
Named Executive Officer	Percentile*	Percentile	2010**

Keith R. Stewart,	$705,000	$1,304,000	$1,170,000
Chief Executive Officer
William McGrath	$360,000	$540,000	$397,300
Senior Vice President and Chief Financial Officer
G. Robert Ayd,	$450,000	$675,000	$675,000
President
Carol Steinberg,	$390,000	$585,000	$596,000
Senior Vice President E-Commerce, Marketing and Business Development
Jean-Guillaume Sabatier,	$310,000	$430,000	$409,000
Senior Vice President Sales and Product Planning and Programming

*	Peer Group base salary is aged, which means that it reflects future levels of Peer Group base salary, until July 1, 2011.

**	Bonus was paid in restricted stock as described further below.

Risk Assessment

The Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk taking, because they focus on performance of company-wide annual goals, including EBITDA, as adjusted, working capital and operating expenses, that are aligned with the long-term interests of our shareholders and have strong governance and control mechanisms. The Committee’s approach to long-term incentives is and will be predominantly risk-based equity and thus tied to shareholder returns.

Revised Stock Ownership Guidelines for Directors and Officers

Consistent with our ownership philosophy, the board established stock ownership guidelines for members of the board of directors and officers in February 2009, and revised the guidelines in April 2011. Under the revised guidelines, our board has also adopted stock ownership guidelines for non-management directors of four times their annual cash retainer and the committee fees paid by the company, to be attained within five years from April 2011. The new guidelines also require that within five years of April 2011, each executive officer must achieve an equity ownership level equal to a specified multiple of his or her annual base salary. The minimum equity ownership levels are four times the annual base salary for our CEO and two times the annual base salary for the other executive officers. Progress toward the stock ownership guidelines is measured once each year at the time of the March board meeting. Ownership levels are calculated using the market value each March multiplied by the number of restricted shares, unrestricted shares, and value of vested options in the money. New directors and new executive officer hires will have five years from date of appointment or hire to achieve these stock ownership guidelines. The current directors and officers own a significant amount of shares and the group is making significant progress in achieving our stock ownership guidelines.

The table below summarizes the key terms of both the old guidelines and the new guidelines:

Stock Ownership Guidelines (Effective February 2009)

Covered Persons	Requirement

Non-Management Director	Ten percent (10%) of such director’s annual cash retainer and committee fees towards open market purchases
Executive Officers	Ten percent (10%) of such officer’s base salary towards open market purchases

Stock Ownership Guidelines (Effective April 2011)

Covered Persons	Requirement

Non-Management Director	Four times annual cash retainer and committee fees
CEO	Four times annual base salary
Executive Officers	Two times annual base salary

Our Executive Compensation Program and 2010 Performance

The primary elements of our executive compensation program are designed to be consistent with the compensation objectives described above. The primary components (current and proposed), form, purpose, performance measures and performance outcomes are outlined in the following table. The purpose of each element is provided to demonstrate how each fits with the overall compensation objectives established by the Committee, specifically, stock ownership and pay for performance. The 2010 performance column describes the result of each component based on our financial performance in the last fiscal year for those components that were in effect during the last fiscal year. In addition to base compensation and our annual incentive plan, the Committee intends to consider proposals to establish a long-term incentive plan during 2011 that would first be effective for the 2012 fiscal year.

2010
			Performance	Performance
Component	Form	Purpose	Measures	Outcomes

Base Compensation	Base salary paid in the form of cash compensation	Fixed element of pay based on individual’s primary duties and responsibilities	Individual performance and contribution on primary duties and responsibilities	CEO and Executive Officers received base pay increases based on the market data disclosed above
Annual Incentive Plan	Historically, performance based cash compensation but paid in restricted stock in 2010	Designed to reward achievement of specified annual corporate goals	Results were measured against EBITDA, as adjusted Cash Flow — Working Capital Operating Expense, as adjusted	Resulted in an award of 106.5 percent of target for the CEO and Executive Officer group, paid out in restricted stock
Long Term Incentive Plan— Performance Based Cash	Performance-based cash compensation based on terms of a plan	Designed to promote long-term creation of shareholder value and relative terms, and provide an executive retention incentive	Committee will be reviewing proposals in November 2011 for fiscal year 2012	Not applicable
Long-Term Incentive Plan — Performance Based Equity	Performance-based equity compensation comprised of: • stock options • restricted stock • stock appreciation rights • stock units • performance units • other stock based awards	Designed to promote share ownership and long-term performance resulting in the creation of shareholder value	Committee will be reviewing proposals in November 2011 for fiscal year 2012	Not applicable

Fiscal 2010 Target Compensation

The committee approved the targeted annual compensation for fiscal 2010 as listed below for each of the named executive officers. The fiscal 2010 target amount is comprised of the following primary components of compensation reviewed and approved for each officer by the Committee on an annual basis: base salary and the short-term annual incentive award assuming achievement of target performance.

Fiscal 2010 Targeted
Name	Cash Compensation

Keith Stewart	$1,137,500
William McGrath	$350,000
G. Robert Ayd	$660,000
Carol Steinberg	$455,000
Jean-Guillaume Sabatier	$420,000

The fiscal 2010 target amounts differ from the amounts reflected in the Summary Compensation Table provided below because the above table reflects targeted annual cash incentive, while the Summary Compensation Table includes actual cash incentive paid for the fiscal year (which was paid in restricted stock after the end of the fiscal year as described below). It also differs from the actual base salary as of May 3, 2011 and bonus for Fiscal Year 2010 disclosed under “Market Benchmarking” because that information was used to set base salaries for the next fiscal year in light of our performance in fiscal year 2010.

Fiscal 2010 Performance Measures for Short-Term Annual Incentive Award

For fiscal 2010, the Committee selected EBITDA, as adjusted, cash flow-working capital and operating expense, as adjusted. EBITDA, as adjusted, is the earnings number reported in our press releases; a reconciliation of EBITDA, as adjusted, is included in our press releases and public filings. These performance measures were selected by the Committee following discussions with the CEO and executive officers on the business plan for fiscal 2010. EBITDA, as adjusted, was given a 60% weighting, based on the importance the committee subscribed to the company focusing on a return to profitability and raising its stock price. Achieving cash flow-working capital and managing operating expense, as adjusted, were each given a 20% weighting. Maintaining cash flow-working capital and controlling operating expense, as adjusted was identified by the Committee and senior management as corporate objectives that would ensure enough capital to execute the company’s strategic plan. Controlling operating expense, as adjusted, was identified as critical in achieving positive EBITDA, as adjusted.

Shown below are our three performance measures, weights, targets, and actual results for fiscal 2010, each reflected in millions of dollars.

Performance Measure	Weight	Target	Actual

EBITDA, as adjusted	60%	$1.50	$2.4
Cash Flow-Working Capital	20%	$(4.50)	$(14.4)
Operating Expense, as adjusted	20%	$222.2	$210.5

For fiscal 2010, the actual payout for the CEO and Executive Officers was 106.5% of target. This payout was made in restricted stock in lieu of cash as further described below.

Fiscal 2011 Performance Measures for Short-Term Annual Incentive Award

For fiscal 2011, the Committee will continue to use EBITDA, as adjusted, cash flow-working capital and operating expense, as adjusted, as the corporate objectives for our annual incentive plan. However, the Committee has decided to measure operating expense as a percentage of net sales in the next fiscal year. The Committee has approved challenging targets for 2011, but it believes that these levels are achievable if our company is able to meet shareholder expectations.

Specifics Related to the 2010 Executive Compensation Elements

Base Salary

The level of base salary takes into account job responsibilities, experience level and market competitiveness. Base salaries are generally reviewed annually in November, with any changes becoming effective in May the following year. Annual adjustments are based on individual performance, performance of the area of responsibility, the company’s performance, competitiveness versus the external market and budget availability for internal merit increases. Mr. Stewart’s employment agreement with our company gave him the option to elect to receive restricted stock or cash for payment of his base salary. In fiscal 2008 and 2009, Mr. Stewart elected to receive restricted stock for a large portion of his base compensation and in fiscal 2010, he elected to receive cash as disclosed in the Summary Compensation Table.

Annual Incentive

This short-term pay for performance incentive is used to encourage and reward the CEO and executive officers for making decisions that improve performance as measured by EBITDA, as adjusted, cash-flow, working capital and operating expense, as adjusted. It is designed to produce sustained shareholder value by establishing a direct link between these measures and incentive compensation. This annual incentive to the CEO and executive officers is administered by the Committee.

Targets are established annually for the company as a whole are based on our prior performance. The plan design motivates continuous improvement in order to achieve payouts at or above target over time.

The company’s and department’s performance determines the amount, if any, of awards earned under the annual incentive compensation plan. Such awards are based on performance relative to the established target.

For a given year, a payout at 100 percent of target annual incentive compensation is achieved when company performance achieves the performance measures. Actual incentive payments each year can range from 0 to 200 percent of the targeted incentive opportunity based on corporate performance and/or the performance of the department over which the executive has responsibility.

This annual performance-based incentive opportunity is established each year as a percentage of an executive’s annual base salary and is targeted at approximately the 50th percentile of our previously determined competitive market with the opportunity to earn more for above-target performance or less for below-target performance. For 2010, the target incentive opportunities and the actual award earned for the CEO and other named executive officers are as follows:

		Actual Annual		Actual Shares of
	Target Annual	Incentive Percent	Actual Bonus Value	Restricted Stock
	Incentive Percent	of Target Based on	Based on 100% of	Awarded Based on
Name	of Base Salary	Performance	Target	Target

Keith Stewart	75%	100%	$487,500	72,545
William McGrath	40%	100%	$97,300	14,480
G. Robert Ayd	65%	100%	$255,000	37,947
Carol Steinberg	40%	170%	$221,000	32,887
Jean-Guillaume Sabatier	40%	83%	$99,600	14,822
Nathan Fagre*	40%	NA	NA	NA
Frank Elsenbast*	40%	NA	NA	NA

*	Messrs. Fagre and Elsenbast were ineligible for awards as they were not employed by the Company when the awards were made.

We executed restricted stock agreements with our Chief Executive Officer, Keith R. Stewart, our Chief Financial Officer, William McGrath, and our other named executive officers to provide restricted stock grants in lieu of an annual cash bonus for fiscal year 2010. Each named executive officer received restricted stock in an amount equal to the amount of cash that such named executive officer would have received pursuant to our 2010 annual incentive plan, dividing such cash amount by a $6.72 average stock price determined by a 20-day simple average (beginning 10-days before our March 17, 2011 earnings release and ending 10-days after the release, including day of release). The restricted stock will vest in two equal annual installments beginning March 31, 2012 and ending March 31, 2013.

Long Term Equity Incentive Plan (Stock Options)

The company’s only current form of long term incentives are in the form of stock options. During fiscal 2011, the Committee will consider other long term incentive plan options for implementation in fiscal 2012.

Stock options that are issued for newly hired executive officers or individuals that are promoted into an executive officer role adhere to the following guidelines:

Title	Stock Option Award

Senior Vice President	100,000 shares
Vice President	50,000 shares

The company has utilized inducement grants for new hires that have been approved by the Committee in reliance on NASDAQ Rule 5635(c)(4). The terms of each stock option granted to any new hire have been disclosed in a press release that has described the material terms of the grant, including the number of shares involved.

The CEO and President roles are evaluated and compared to market data to determine their appropriate number of stock options. Keith Stewart (as discussed later) and G. Robert Ayd (as a new hire) and William McGrath (as an appointment to his CFO role) were all granted options to purchase shares of our common stock in fiscal 2010 as detailed below in the “Grants of Plan-Based Awards” table. No other executive officers received stock options in fiscal 2010.

Stock options generally have a “grant date” that is the same date as the date of committee or board approval and have an exercise price equal to the fair market value on the grant date or, in some cases, equal to a higher stock price. In addition, the standard is for stock options to have a ten-year exercise term and vest 33% on each of the next three anniversaries of the date of grant, with limited exceptions, subject to the following post-termination and change of control provisions:

Event	Award Vesting	Exercise Term

Death or Disability	None	1 year
Retirement or Termination without Cause	None	90 days
Change of Control	Accelerated	NA

Long-Term Incentive Plan — Performance Based Equity Awards and Performance Based Cash Awards

The Committee plans to consider a proposal to establish a long-term incentive plan during 2011, to be effective as of fiscal 2012, which would include both performance based equity awards and performance based cash awards. This would be designed to provide ownership and cash opportunities to promote the achievement of longer term financial performance goals and enhanced total shareholder returns. The company’s long-term incentive opportunity will be generally provided through a combination of equity and cash awards, which the Committee believes best matches the compensation principles for the program.

The design for fiscal year 2012 will include a mix of long-term incentives through performance-based cash awards and performance-based equity or equivalent awards. This award mix will be set to achieve the objective described above, while viewed in light of market practices and cost implications. The total amount of long-term incentives will be established in relation to the 50th percentile of our previously determined competitive market as well as individual performance and the company’s performance. This emphasis on long-term compensation, through cash, equity awards, or equivalent awards, ensures a strong continued alignment with our executive ownership and shareholder value creation objectives.

Employment Agreement

We currently have an employment agreement Keith Stewart, our chief executive officer, which was amended and restated on February 23, 2010. The initial term ran to January 26, 2011 and is automatically extended for successive one-year periods unless terminated by either party by written notice at least 90 days prior to the end of the term or any extension. Mr. Stewart’s employment agreement provides for base salary, an annual cash incentive, a long-term incentive, under which he received an option to purchase 500,000 shares of our common stock on November 18, 2010 at a per share exercise price of $2.95, which vests in annual increments of one-third which began on January 26, 2011, certain severance benefits and assessment of certain tax liabilities to Mr. Stewart. The amended agreement also provides for payment of severance benefits in the event of certain changes of control as described below under “Potential Severance Payments upon Termination following a Change of Control.”

This is the only employment agreement that the company has with any named executive officer. We have an employment agreement with our CEO because the Committee believes that it is consistent with market practices and functions as a retention vehicle.

Accounting and Tax Considerations

When establishing pay elements or associated programs, the Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the company realizes a tax deduction upon payment to and/or realization by the executive.

Our compensation program is intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) as performance-based pay, resulting in amounts paid being tax deductible to us. Code Section 162(m) generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO and the next four most highly-compensated executive officers.

Compensation Committee Report

The Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

The Human Resources And
Compensation Committee

Randy S. Ronning (Chair)
Joseph F. Berardino
Robert J. Korkowski

Summary Compensation Table

The table below shows all elements of compensation for our CEO and named executive officers for each of our last three completed fiscal years. As permitted by SEC rules, certain columns in the Summary Compensation Table and the other compensation tables have been omitted if no compensation would be required to be reported in such column in any fiscal year.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation		Total
Name & Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)		($)

Keith Stewart	2010	650,000	—	—	1,083,363	—		1,733,363
Chief Executive Officer	2009	361,539	—	—	—	—		361,539
	2008	—	—	750,000	451,914	324,081	(4)	1,525,995
William McGrath	2010	212,404	52,000	—	72,384	21,446	(5)	358,234
Senior Vice President and	2009	6,731	—	—	155,323	—		162,054
Chief Financial Officer	2008	—	—	—	—	—		—
G. Robert Ayd	2010	392,308	—	—	982,532	37,570	(6)	1,412,410
President	2009	—	—	—	—	—		—
	2008	—	—	—	—	—		—
Carol Steinberg	2010	325,000	—	—	—	49,571	(7)	374,571
Senior Vice President — E-Commerce,	2009	212,500	112,500	—	55,205	95,786	(7)	475,991
Marketing and Business Development	2008	—	—	—	—	—		—
Jean-Guillaume Sabatier	2010	300,000	—	—	—	—		300,000
Senior Vice President, Sales and	2009	300,000	—	—	—	—		300,000
Product Planning and Programming	2008	69,231	—	—	33,127	34,609	(8)	136,967
Nathan Fagre(9)	2010	318,600	—	—	—			318,600
Senior Vice President	2009	318,600	—	—	—			318,600
and General Counsel	2008	329,839	—	—	—	8,265	(10)	338,104
Frank Elsenbast(11)	2010	35,377	—	—	—	—		35,377
Senior Vice President	2009	306,600	—	—	—	—		306,600
and Chief Financial Officer	2008	317,377	—	—	—	11,365	(10)	328,742

(1)	Represents base salary paid during fiscal 2008, fiscal 2009 and fiscal 2010. As described above in the section entitled “Compensation Discussion of Analysis-Specifics Related to the 2010 Compensation Elements.

Keith Stewart was paid in the form of restricted stock instead of cash for his salary in fiscal 2008 and for a significant portion of his salary in fiscal 2009.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value of restricted stock awards granted as determined pursuant to FASB ASC Topic 718.

(3)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value of stock option awards made to each individual during the respective fiscal year as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 11, Shareholders’ Equity — Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2010 filed with the SEC on March 22, 2011 and for fiscal 2009 filed with the SEC on April 15, 2010 and under Note 9, Shareholders’ Equity and Redeemable Preferred Stock — Stock Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2008 filed with the SEC on April 16, 2009.

(4)	Represents $74,081 in relocation expenses and a signing bonus in the amount of $250,000.

(5)	Represents $21,446 in commuting expenses paid in 2010.

(6)	Represents $37,570 in commuting expenses paid in 2010.

(7)	Represents $49,571 in commuting expenses paid in 2010, $33,286 in commuting expenses paid in 2009 and a $62,500 incentive payment paid upon hire in 2009.

(8)	Represents $34,609 in relocation expenses paid in 2008.

(9)	On January 28, 2011, Mr. Fagre resigned as Senior Vice President and General Counsel and Ms. Teresa Dery was appointed Interim General Counsel.

(10)	Represents receipts of an auto allowance of $1,015 in fiscal 2008. The amount also represents a company match in the 401(k) plan equal to 50% for the first 6% of eligible compensation deferred, up to IRS compensation limits: $7,250 for Mr. Fagre in fiscal 2008 and $10,350 for Mr. Elsenbast in fiscal 2008. The company match and the auto allowance was discontinued after fiscal 2008.

(11)	On March 5, 2010, Mr. Elsenbast resigned as Senior Vice President & Chief Financial Officer.

Grants of Plan-Based Awards in Fiscal 2010

The following table sets forth certain information concerning plan-based awards granted to our named executive officers during fiscal 2010.

					All Other
					Option
					Awards:
					Number of		Exercise or
		Estimated Future Payouts Under			Securities		Base Price	Grant Date Fair
		Non-Equity Incentive Plan Awards(1)			Underlying		of Option	Value of
	Grant	Threshold	Target	Maximum	Options		Awards	Stock or Option
Name	Date	($)	($)	($)	(#)(2)		($/SH)	Awards ($)(6)

Keith Stewart	11/18/2010	243,750	487,500	975,000	500,000	(3)	$2.95	1,083,363
William McGrath	8/2/2010	48,650	97,300	194,600	55,000	(4)	$1.82	72,384
G. Robert Ayd	2/1/2010	127,500	255,000	510,000	280,000	(4)	$3.99	786,026
	2/1/2010				70,000	(5)	$3.99	196,506
Carol Steinberg	—	65,000	130,000	260,000	—		—	—
Jean-Guillaume Sabatier	—	60,000	120,000	240,000	—		—	—
Nathan Fagre	—	NA	NA	NA	—		—	—
Frank Elsenbast	—	NA	NA	NA	—		—	—

(1)	SEC rules require that we disclose the applicable range of estimated payouts denominated in dollars (with the threshold referring to the minimum amount payable for a certain level of performance, the target referring to the amount payable if the specified performance targets are reached and the maximum referring to the maximum payout possible) upon satisfaction of the conditions in question under certain non-equity incentive plan awards, like our annual incentive plan, granted in the fiscal year. Accordingly, the amounts in the columns above reflect possible payouts under awards made to our named executive officers under our annual incentive plan. As described in this proxy statement under “Compensation, Discussion & Analysis — Fiscal 2010 Performance Measures & Objectives,” the payouts were based on our company achieving certain corporate objectives, including EBITDA, as adjusted, Cash Flow-Working Capital and Operated Expense, as adjusted. As described above, the payouts were made in restricted stock granted after the end of the fiscal year in lieu of cash. Accordingly, there is no cash payout disclosed in the Summary Compensation Table related to the annual incentive plan for 2010.

(2)	Amounts shown equal the number of shares underlying options.

(3)	Stock option grant vests 1/3 on date of grant, 1/3 on January 26, 2011 and 1/3 on January 26, 2012.

(4)	Stock option grants vest in equal installments over a three year period beginning on the first anniversary date of grant.

(5)	Stock option grant vests immediately upon relocation of executive to Minnesota to be determined by the Committee in its sole discretion.

(6)	Amounts shown equal the grant date fair value of each equity award computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal 2010 Year-End

		Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised		Option
		Options	Options		Exercise
		(#)	(#)		Price	Option
Name	Grant Date	Exercisable	Unexercisable		($/Share)	Expiration Date

Keith Stewart	8/27/08	125,000	125,000	(1)	$2.30	8/25/18
	8/27/08	62,500	62,500	(1)	$6.00	8/25/18
	8/27/08	62,500	62,500	(1)	$7.00	8/25/18
	11/18/10	333,333	166,667	(2)	$2.95	11/18/20
William McGrath	1/7/10	15,000	30,000	(3)	$4.97	1/7/20
	8/2/10	—	55,000	(3)	$1.82	8/2/20
G. Robert Ayd	2/1/10	—	70,000	(4)	$3.99	2/1/20
	2/1/10	—	280,000	(3)	$3.99	2/1/20
Carol Steinberg	6/1/09	33,333	66,667	(3)	$0.81	6/1/19
Jean-Guillaume Sabatier	11/3/08	—	33,334	(3)	$0.60	11/3/18
Nathan Fagre(5)	7/1/04	16,500	—		$13.02	7/1/14
	3/2/05	26,660	—		$12.82	3/2/15
	12/21/06	100,000	—		$12.70	12/21/16
	12/13/07	100,000	—		$6.48	12/13/17
Frank Elsenbast(6)	—	—	—		—	—

(1)	Stock option grants vest in four equal annual installments beginning on August 25, 2009. Options expire 10 years from date of grant.

(2)	Stock option grant vests 1/3 on date of grant, 1/3 on January 26, 2011 and 1/3 on January 26, 2012.

(3)	Stock option grants vest in three equal annual installments beginning on the first anniversary of the date of grant. Options expire 10 years from date of grant.

(4)	Stock option grant vests upon board discretion or immediately upon relocation of executive to Minnesota.

(5)	Mr. Fagre’s last date of employment was January 28, 2011. All of the options disclosed above have expired (all options expired 90 days following the termination of employment), except the option grant dated 12/13/07, which will expire 180 days following his January 28, 2011 termination date.

(6)	Mr. Elsenbast’s last day of employment was March 5, 2010.

Option Exercises and Stock Vested

Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)

Keith Stewart	—	—
William McGrath	—	—
G. Robert Ayd	—	—
Carol Steinberg	—	—
Jean-Guillaume Sabatier	33,333	79,666 (2)
Nathan Fagre	—	—
Frank Elsenbast	—	—

(1)	Represents the aggregate dollar amount realized upon exercise by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Exercised on November 19, 2010 pursuant to option granted on November 3, 2008 with an exercise price of $0.60 per share and a fair market value of $2.99.

Retirement Benefits

Historically, the company provided matching contributions equal to 50% of an employee’s contributions, up to the first 6% of pay and funded this match each pay period regardless of company performance. In fiscal 2009, the company match equal to 50% of the first 6% of pay was suspended and no match was provided in fiscal year 2010.

Starting in fiscal 2011, the company will provide match contributions based upon company performance against our business objectives and the match amount will differ depending upon level of goal achievement. The company match for retirement contributions may range anywhere from zero to 100% on the dollar up to the first 6% of the employee’s contribution. See table below for the match formula. The achieved match will be funded annually after financial results have been released in approximately April of each year. Participants must be actively employed at the time of payout.

Objective Achievement Level	Match Formula	Match %

0%	0%	0%
50%	25% up to 6%	1.5%
100%	50% up to 6%	3%
150%	75% up to 6%	4.5%
200%	100% up to 6%	6%

Vesting on retirement contributions will remain at 100%. Employer contributions that employees received in the past will remain in employee plans and be vested according to the following schedule:

Years of Service	Vesting %

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

Effective July 1, 2011, vesting on retirement contributions will be in accordance with the following schedule:

Years of Service	Vesting %

Less than 1	0%
1	34%
2	67%
3	100%

We do not provide a defined benefit plan to our named executive officers or any of our other executive officers.

Nonqualified Deferred Compensation

We currently do not provide any nonqualified deferred compensation plans to our named executive officers or other executive officers.

Severance Agreements and Severance Guidelines (non-change of control)

Our employment agreement with our chief executive officer, Keith Stewart, provides for severance payments in the event of his termination of employment under certain circumstances. If Mr. Stewart’s employment is terminated without cause or he resigns from employment for good reason, whether or not pursuant to a change of control, he is eligible to receive twelve months of his base salary at the time of termination, one year of his target bonus opportunity amount for the fiscal year in which the removal or resignation occurs, and twelve months of medical coverage under COBRA. All transition and severance pay or benefits (including the change in control severance benefit described below) are conditional upon his execution of an effective release in a specified form.

The company also has severance pay guidelines for our named executive officers and other executive officers that would entitle them to one year of base salary severance pay and one year of subsidized group medical coverage under COBRA if they are terminated without cause or resign for good reason, as each such term is defined below.

Potential Payments upon Termination (non-change of control)

In the event a named executive’s employment terminated on January 29, 2011 (the last day of the company’s fiscal year) and the named executive was entitled to a severance payment, the named executive would have realized the payments set forth below, which represent base salary and one year of subsidized group medical coverage:

Name	Termination

Keith Stewart	$1,194,375
William McGrath	$300,000
G. Robert Ayd	$420,000
Carol Steinberg	$375,000
Jean-Guillaume Sabatier	$310,000

Severance Agreements and Severance Guidelines (change of control)

The company also has change of control severance guidelines for executive officers. Following a change of control, Keith Stewart is eligible for two years of base salary severance pay if terminated without “cause” or he resigns for “good reason” within 12 months following a change of control. Other executive officers are eligible for one year of base salary severance pay and one year of subsidized group medical coverage under COBRA if they are terminated without “cause” or resign for “good reason” within 12 months following a change of control.

Any such severance payments pursuant to the change of control severance agreements will be reduced dollar-for-dollar by any other severance payment the officer is entitled to receive from the company in connection with the termination of his or her employment. In order to receive the severance, the executive officer must sign a release of claims in favor of the company and be in compliance with the terms of the change of control severance agreement.

The term “cause” as used in the severance agreements and severance pay guidelines means (i) a material act or act of fraud which results in or is intended to result in the officer’s personal enrichment at the expense of the company; (ii) public conduct by the officer materially detrimental to the reputation of company; (iii) material violation by the officer of any written company policy, regulation or practice; (iv) the officer’s failure to adequately perform the duties of the officer’s position to the detriment of the company; (v) commission of conduct constituting a felony; (vi) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance; or (vii) a material breach by the officer of any of the terms and conditions of the change of control severance agreement, which breach remains uncured 10 days after receipt by the officer of written notice of such breach.

The term “good reason” as used in the severance agreements means (i) a material reduction in the officer’s duties, responsibilities or authority; (ii) any material reduction (greater than 10%), in the aggregate, to the compensation and benefit plans, programs and perquisites applicable to the officer; (iii) material diminution in the duties, responsibilities or authority of the employee or officer to whom the officer is required to report; (iv) the company requiring the officer to be based at any office or location more than 50 miles from the location at which the officer was previously based or the company requiring the officer to travel on company business to a substantially greater extent than previously required; or (v) any material breach of the change in control severance agreement by the company. In addition, for any of these circumstances to constitute good reason the officer must have given notice thereof to the company which the company failed to cure within 30 days.

Potential Payments upon Termination After Change of Control

In the event a named executive’s employment terminated on January 28, 2011 (the last day of our last completed fiscal year) and the named executive was entitled to a severance payment, the named executive would have realized the payments set forth below, which represent base salary and one year of subsidized group medical coverage:

Change of Control
& Qualifying
Name	Termination

Keith Stewart	$1,365,000
William McGrath	$300,000
G. Robert Ayd	$420,000
Carol Steinberg	$375,000
Jean-Guillaume Sabatier	$310,000

Additional Potential Payments for Accelerated Options Upon Change in Control

Our stock option plans provide that stock options will immediately vest and become exercisable upon a change of control, subject to certain exceptions. If any such transaction or event had occurred on January 29, 2011 (the last day of our fiscal year) and the price per share of our common stock payable in connection with such transaction or event equaled the closing sales price of a share of our common stock on the NASDAQ Stock Market on such date

(closing price was $6.45 per share), then each of our named executive officers would have received the following payments in respect of their options (assuming full exercise of the same):

			Option
	Grant	Options	Exercise
Name	Date	Outstanding	Price	Total Payment

Keith Stewart	8/27/08	125,000	$2.30	$518,750
	8/27/08	62,500	$6.00	$28,125
	8/27/08	62,500	$7.00	—
	11/18/10	166,667	$2.95	$583,335
Total:				$1,130,210
William McGrath	1/7/10	30,000	$4.97	$44,400
	8/2/10	55,000	$1.82	$254,650
Total:				$299,050
G. Robert Ayd	2/1/10	280,000	$3.99	$688,800
Total:				$688,800
Carol Steinberg	6/1/09	66,667	$0.81	$376,002
Total:				$376,002
Jean-Guillaume Sabatier	11/3/08	33,334	$0.60	$195,004
Total:				$195,004

The table above does not include shares of restricted stock which were granted after the 2010 fiscal year in lieu of a cash bonus, the terms of which are further discussed above in the Compensation Discussion and Analysis.

DIRECTOR COMPENSATION FOR FISCAL 2010

We use a combination of cash and stock-based compensation to attract and retain qualified board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The governance committee also reviews analyses completed by Towers Watson relative to director compensation. Towers Watson provides the governance committee with relevant market data, including data from proxy sources in our peer group, and alternatives to consider when making compensation decisions for director compensation.

The summary below represents compensation paid to directors during fiscal 2010. The director compensation program consists of an annual cash retainer for all board members, additional cash retainers for the non-executive chairman, committee chairs and audit committee members and an annual stock-based grant. Additionally, the non-executive chairman receives an annual stock option grant equal to an option to purchase 20,000 shares of common stock. New directors receive a one-time stock option grant equal to an option to purchase 30,000 shares of common stock upon joining the board. The annual retainer for directors did not increase during fiscal 2010. The annual grant of 8,000 restricted shares of common stock, subject to one-year vesting, also remained unchanged. A special retainer was paid to members of the special committee for review of capital structure alternatives, with the chairman of that committee receiving an additional amount. The directors who were elected by the holders of the preferred stock at the 2010 annual meeting of shareholders did not receive compensation for their service as directors pursuant to the terms of our amended and restated shareholders agreement with GE Equity and GE policy. Mr. Kocsi and Ms. Dunleavy will not receive compensation in 2011 pursuant to this agreement. In addition, Keith Stewart, our chief executive officer, did not receive any additional compensation for his service on the board of directors.

The following table shows information concerning compensation provided to each of our non-employee directors for services provided as a director during fiscal 2010.

	Fees Earned or
	Paid In Cash		Stock Awards	Total
Name	($)		($)(1)	($)

John D. Buck	65,000	(2)	15,200	80,200
Joseph F. Berardino	224,500	(3)	15,200	239,700
Edwin P. Garrubbo	202,500	(4)	15,200	217,700
Robert J. Korkowski	85,000	(5)	15,200	100,200
Randy S. Ronning	202,000	(6)	15,200	217,200

(1)	Amount reported represents 100% of the grant date fair value of the annual stock grant of 8,000 shares given to each of the directors. The valuation of these awards is based on the closing price of our common stock on June 24, 2010, the date of grant. These shares are restricted and vest in full on June 14, 2011, the day before our 2011 Annual Meeting.

(2)	Represents a $65,000 annual board retainer.

(3)	Consists of: $65,000 annual board retainer, $10,000 for serving as a member of the audit committee, $12,000 for serving as chairman of the governance committee, and $137,500 for services on special committees of the board.

(4)	Consists of: $65,000 annual board retainer and $137,500 for service on special committees of the board.

(5)	Consists of: $65,000 annual board retainer and $20,000 for serving as chairman of the audit committee.

(6)	Consists of: $65,000 annual board retainer, $65,000 for serving as chairman of the board of directors, $10,000 for serving as a member of the audit committee, $12,000 for serving as chairman of the compensation committee and $50,000 for service on special committees of the board.

The governance committee generally reviews and makes recommendations to the board of directors as to director compensation issues at its June board meeting, with advice and analysis from its independent compensation advisor, Towers Watson. Under the current director compensation structure, each director receives an annual retainer of $65,000 (payable quarterly). In addition, the chairman of the board receives a supplemental annual retainer of $65,000 and an annual grant of 20,000 stock options; the chairman of the audit committee receives a supplemental annual retainer of $20,000; the chairman of the compensation or governance committee receives a supplemental annual retainer of $12,000; and members of the audit committee receive a supplemental annual retainer of $10,000. Furthermore, under the current compensation program, each director is awarded 8,000 shares of restricted stock at the June meeting, subject to a one-year vesting requirement. Directors do not receive any per-meeting fees. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees. Directors who serve on special committees of the board which are established from time to time may receive additional compensation as determined by the board.

PROPOSAL #3

APPROVAL OF THE VALUEVISION MEDIA, INC. 2011 OMNIBUS INCENTIVE
PLAN

Introduction

On May 2, 2011, our board of directors adopted the ValueVision Media, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”), subject to shareholder approval. The 2011 Plan is intended to replace the ValueVision International, Inc. 2001 Omnibus Stock Plan, which will expire on June 21, 2011 (the “2001 Plan”). The ValueVision Media, Inc. 2004 Omnibus Stock Plan (the “2004 Plan”) will continue in effect whether or not our shareholders approve the 2011 Plan.

The 2011 Plan is intended to advance the interests of our company and its shareholders by enabling the company and its subsidiaries to attract and retain qualified individuals for positions of responsibility with the company, provide them with additional incentives that will align their interests with those of our shareholders, and thereby promote our long-term business success.

If approved by our shareholders, the 2011 Plan authorizes the issuance of up to 3,000,000 shares of our common stock. This is the same number of shares that were authorized under our 2001 Plan. As of January 29, 2011, there were 821,000 shares of our common stock remaining available for future grants under the 2004 Plan until its expiration date of June 22, 2014. This number is not expected to change to any significant degree prior to the date of our 2011 Annual Meeting of Shareholders.

Under the terms of the 2011 Plan, the pool of shares available for issuance may be used for all types of awards available under the 2011 Plan, which include stock options, stock appreciation rights (“SARs”), restricted stock awards, stock unit awards, performance unit awards and other stock-based awards, as described in more detail below.

Shareholder Approval Requirement

Shareholder approval of the 2011 Plan is necessary in order for us to (i) meet the shareholder approval requirements of the NASDAQ Stock Market, (ii) take tax deductions for certain compensation resulting from awards granted under the 2011 Plan qualifying as performance-based compensation under Section 162(m) of the Code, and (iii) grant incentive stock options under the 2011 Plan.

Compensation Best Practices

The 2011 Plan incorporates a number of compensation best practices and makes certain changes necessary for regulatory compliance, including the following key features:

•	No Repricing or Replacement of Underwater Options or Stock Appreciation Rights. The 2011 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•	No In-the-Money Option or Stock Appreciation Right Grants. The 2011 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•	Double Trigger Accelerated Vesting/Payment Following a Change in Control. The 2011 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a corporate transaction involving the company, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily without cause within one year of the change in control.

•	Compensation Recovery. Awards under the 2011 Plan may provide for the forfeiture to the company of cash or shares received as the result of an award under the 2011 Plan in the event of occurrences such as a participant’s violation of a non-compete or non-disclosure obligation, or business ethics policy of the company. Awards may also be made subject to any compensation recovery policy adopted by our board of directors or the compensation committee related to financial restatements.

•	Independent Administration. The compensation committee of our board of directors, which consists of only independent directors, will have overall administrative authority over the 2011 Plan with respect to awards to participants other than non-employee directors, and only this committee may make awards to our executive officers.

The major features of the 2011 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached to this proxy statement as Appendix A.

Eligible Participants

All employees, consultants and advisors of our company or any subsidiary, as well as all non-employee directors of the company, will be eligible to receive awards under the 2011 Plan. As of April 18, 2011, there were approximately 867 persons employed by or otherwise in the service of our company and its subsidiaries who would be eligible to receive awards under the 2011 Plan. Although not necessarily indicative of future grants under the 2011 Plan, approximately 279 of the 867 eligible recipients have been granted awards under the 2004 Plan.

Administration

The 2011 Plan will be administered by the compensation committee of our board of directors, except that our board of directors will administer awards to our non-employee directors. The compensation committee is referred to in this description of the 2011 Plan as the “Committee.” To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the 2011 Plan to any of its members, to officers of the company with respect to awards to participants who are not directors or executive officers of the company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the 2011 Plan, interpret the 2011 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2011 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2011 Plan also prohibits the Committee from repricing any outstanding “underwater” option or SAR without prior approval of the company’s shareholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Subject to certain limits in the 2011 Plan, the Committee may also establish subplans or modify the terms of awards under the 2011 Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements or meet the objectives of the 2011 Plan.

Available Shares and Limitations on Awards

A maximum of 3,000,000 shares of common stock are available for issuance under the 2011 Plan. Under the terms of the 2011 Plan, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 1,500,000. These share limitations are subject to adjustment for changes in the corporate structure or shares of the company, as described below. The shares of common stock covered by the 2011 Plan are authorized but unissued shares.

Shares of common stock that are issued under the 2011 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2011 Plan by one share for each share issued or issuable pursuant to an award.

Any shares of common stock subject to an award under the 2011 Plan that expires, is forfeited, is settled in cash or otherwise does not result in the issuance of all shares subject to the award (including due to the stock settlement of an SAR), will, to the extent of such expiration, forfeiture, cash settlement or non-issuance, automatically again become available for issuance under the 2011 Plan. If payment of the exercise price of, or withholding taxes in connection with, any award under the 2011 Plan is made by the tendering or withholding of shares, the shares tendered or withheld also will again become available for grant under the 2011 Plan.

Awards granted under the 2011 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the 2011 Plan. Additionally, if a company acquired by our company or any of its subsidiaries has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2011 Plan and will not reduce the shares authorized for issuance under the 2011 Plan, but only if the awards are made to individuals who were not employed by or providing services to our company or any of its subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions

If certain transactions with the company’s shareholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2011 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2011 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2011 Plan, the Committee will make such adjustments as it may deem equitable.

Types of Awards

The 2011 Plan allows the company to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards, performance unit awards and other stock-based awards. These types of awards are described in more detail below. Awards other than options and SARs are sometimes referred to collectively as “full-value awards.”

Options.  Employees of our company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “non-statutory options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2011 Plan as of any date means the closing sale price for a share of common stock on the NASDAQ Stock Market on that date. As of May 2, 2011, the closing sale price of a share of our common stock on the NASDAQ Stock Market was $6.35.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the company (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-statutory options.

Stock Appreciation Rights.  A SAR is the right to receive a payment from the company, in the form of shares of common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2011 Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR will be determined by the Committee, but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no SAR may have a term greater than 10 years from its date of grant.

Restricted Stock Awards.  A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the company or a subsidiary for a certain period of time or that the participant or the company (or any division of the company) satisfy specified performance criteria.

Unless otherwise specified by the Committee, a participant who receives a restricted stock award is entitled to vote and receive any regular cash dividends on the unvested shares, except that regular cash dividends paid on restricted shares whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying shares. Any distributions or dividends other than regular cash dividends paid with respect to unvested restricted shares will also be subject to the same restrictions as the underlying shares unless the Committee determines otherwise.

Stock Unit Awards.  A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. The Committee will establish the terms of stock unit awards, consistent with the provisions of the 2011 Plan.

Performance Unit Awards.  A performance unit award is a right to receive, in cash and/or shares of common stock as determined by the Committee, future payments based on the achievement of pre-established performance objectives during a specified performance period. Each performance unit will have an initial value that is established by the Committee as of the grant date. Until it vests following the end of the applicable performance period, a performance unit award is subject to restrictions on transferability and the possibility of forfeiture. The Committee will establish the terms of performance unit awards, consistent with the provisions of the 2011 Plan.

Other Stock-Based Awards.  The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2011 Plan. The Committee has complete discretion in determining the terms and conditions of such awards.

The Committee may provide in an agreement for a stock unit award or another stock-based award that the participant will be entitled to receive dividend equivalents on the units or other share equivalents subject to the award based on dividends actually declared on outstanding Shares. Dividend equivalents payable with respect to units or share equivalents that are subject to the unvested portion of an award subject to performance-based vesting conditions will be subject to the same restrictions as apply to the underlying units or share equivalents.

Term and Amendment of the 2011 Plan

Unless terminated earlier, the 2011 Plan will terminate on the tenth anniversary of its approval by the company’s shareholders. This was the same term as our 2001 Plan. Awards outstanding under the 2011 Plan at the time it is terminated will continue to be outstanding in accordance with their terms. The board of directors may suspend or terminate the 2011 Plan or any portion of it at any time. The board of directors may amend the 2011 Plan from time to time, but no amendments to the 2011 Plan will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the NASDAQ Stock Market, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2011 Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2011 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Performance-Based Compensation Under Section 162(m)

The Committee may grant full-value awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company for any taxable year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at that year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Committee for the performance period are satisfied. Options and SARs granted under the 2011 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Committee must be based on one or more of the following performance criteria specified in the 2011 Plan: earnings or earnings per share before income tax (profit before taxes); earnings before interest, taxes, depreciation, amortization and other adjustments; net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company’s cost of capital; sales growth; working capital; and growth in customer base.

The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

With respect to awards of performance-based compensation for Section 162(m) purposes, the maximum number of shares that may be the subject of any full-value awards that are denominated in shares or share equivalents and that are granted to any one participant during any calendar year shall not exceed 1,000,000 shares (subject to the share adjustment provisions described above). The maximum amount payable with respect to any full-value awards that are denominated other than in shares or share equivalents and that are granted to any one participant during any calendar year shall not exceed $6,000,000 multiplied by the number of full or partial years in the applicable performance period.

Approval of the 2011 Plan at the annual meeting of shareholders will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2011 Plan, the performance criteria upon which awards intended to be “performance-based compensation” under Section 162(m) may be made, and the qualification of options and SARs granted under the 2011 Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control of the Company

If a change in control of our company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such corporate transaction, and if within one year after the change in control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested restricted stock, stock unit, performance unit and other stock-based awards will fully vest. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction and (ii) all other awards will fully vest immediately prior to the effective time of the corporate transaction. Alternatively, the Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award (as determined by the value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If a change in control of our company that does not involve a corporate transaction occurs, the Committee may provide that (i) any award will become fully vested and exercisable upon the change in control or upon the involuntary termination of the participant without cause within [one year] of the change in control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a similar manner as described above with respect to a change in control involving a corporate transaction.

For purposes of the 2011 Plan, the following terms have the meanings indicated:

•	A “change in control” of the company generally occurs if (i) a person or group acquires 30% or more of our company’s outstanding common stock or voting power, (ii) certain changes occur in the composition of our board of directors, or (iii) a corporate transaction is consummated (unless the holders of our common stock and voting securities immediately prior to the transaction are the holders of over 70% of the common stock and voting power of the surviving entity immediately after the transaction).

•	“Cause” for termination means, unless defined differently in an agreement between our company and the participant, (i) a material act of fraud, (ii) public conduct that is materially detrimental to the company’s reputation, (iii) material violation of any company policy, (iv) willful or grossly negligent failure to adequately perform one’s duties, (v) commission of a felony, (vi) material breach of any agreement with the company, or (vii) continuing material failure to perform assigned duties.

•	A “corporate transaction” means (i) a reorganization, merger or consolidation of the company, (ii) a statutory share exchange of outstanding voting securities of the company, or (iii) a sale or disposition of all or substantially all of the assets of the company.

Effect of Termination of Employment or Other Services

If a participant ceases to be employed by or provide other services to our company and its subsidiaries, awards under the 2011 Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement.

Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited.

Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination, provided that if a participant dies during such three-month period, the vested and exercisable portions of the options and SARs may be exercised for one year after the date of termination.

Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to awards granted under the 2011 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Non-Statutory Options.  If a participant is granted a non-statutory option under the 2011 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options.  If a participant is granted an incentive stock option under the 2011 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards.  The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit and performance unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2011 Plan is designed to meet the requirements of Section 162(m), but awards other than options and SARs granted under the 2011 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A of the Code.  The foregoing discussion of tax consequences of awards under the 2011 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2011 Plan will be administered in a manner intended to comply with Section 409A.

New Plan Awards

No awards will be made under the 2011 Plan until after it has been approved by our shareholders. Because all awards under the 2011 Plan are within the discretion of the Committee or our board of directors, neither the number nor types of future 2011 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Neither the number nor types of future 2011 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the 2004 Plan during 2010 to our named executive officers is provided under the caption “Grants of Plan-Based Awards For 2010” in this proxy statement.

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on this proposal. In addition, the rules of the NASDAQ Stock Market require that holders of at least a majority of our common stock must vote on this proposal. Therefore, a shareholder who does not vote (including a broker non-vote) will not count toward this requirement and will have the effect of not meeting the requirement for this proposal to pass.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE VALUEVISION MEDIA, INC. 2011 OMNIBUS INCENTIVE PLAN.

PROPOSAL #4 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the 2010 compensation of our named executive officers. This is known as a “say-on-pay” vote and is a new item for our Annual Meeting of Shareholders in 2011.

Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Shareholders are urged to read the Compensation Discussion and Analysis which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tables and narrative disclosure which describe the compensation of our named executive officers set forth under the “Executive Compensation” section above. The compensation committee and the board of directors believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our executive officers in 2010 reflects and supports these compensation policies and procedures.

Shareholders are being asked to vote on the following resolution:

RESOLVED, the shareholders of ValueVision Media, Inc. approve, on an advisory basis, the compensation of the company’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the proxy statement for the 2011 Annual Meeting of Shareholders captioned “Executive Compensation”.

Although this advisory vote is not binding on our board of directors, the board and compensation committee will take into account the result of the vote when structuring our executive compensation programs.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE 2010 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL #5

FREQUENCY OF ADVISORY VOTE
ON EXECUTIVE COMPENSATION

We are providing shareholders an advisory vote on the frequency with which our shareholders shall have the advisory “say-on-pay” vote on executive compensation as provided for in Proposal #4 above. This is also a new item for our Annual Meeting of Shareholders in 2011.

The advisory vote on the frequency of the “say-on-pay” vote is a non-binding vote as to how often the “say-on-pay” vote should occur: every year, every two years, or every three years. In addition, shareholders may abstain from voting. We are required to hold the advisory vote on the frequency of the “say-on-pay” vote at least once every six years.

Our board of directors concluded that an annual vote to obtain shareholder feedback on our executive compensation program is appropriate for our organization. If we conclude over the next several years that this annual vote is not a useful tool, we will so advise our shareholders and reduce the frequency as so allowed. We believe this approach is consistent with the type of open and transparent dialogue we want to have with our shareholders.

Shareholders are being asked to vote on a resolution to determine, on an advisory basis, whether the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the Company’s proxy statement for its annual meeting of shareholders, beginning with the 2011 Annual Meeting of Shareholders, should be (i) every year, (ii) every two years, or (iii) every three years.

Although this advisory vote on the frequency of the “say-on-pay” vote is not binding on our board of directors, the board and compensation committee will take into account the result of the vote when determining the frequency of future “say-on-pay” votes.

The enclosed proxy card gives you four choices for voting on this proposal. The choice which receives the highest number of votes will be considered by our board of directors as reflecting the choice of the shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HAVING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS INCLUDED IN OUR PROXY STATEMENT EVERY YEAR.

CERTAIN TRANSACTIONS

Strategic Alliance with GE Equity and NBCUniversal Media — Overview

In March 1999, we entered into a strategic alliance with GE Capital Equity Investments, Inc. (“GE Equity”) and NBCUniversal Media, LLC, formerly known as NBC Universal, Inc. (“NBCUniversal”) pursuant to which we issued Series A Redeemable Convertible Preferred Stock and common stock warrants, and entered into a shareholder agreement, a registration rights agreement, a distribution and marketing agreement and, the following year, a trademark license agreement. On February 25, 2009, we entered into an exchange agreement with the same parties, pursuant to which GE Equity exchanged all outstanding shares of our Series A Preferred Stock for (i) 4,929,266 shares of our Series B Redeemable Preferred Stock, (ii) warrants to purchase up to 6,000,000 shares of our common stock at an exercise price of $0.75 per share and (iii) a cash payment in the amount of $3.4 million. In connection with the exchange, the parties also amended and restated both the 1999 shareholder agreement and the registration rights agreement.

In January 2011, General Electric Company (“GE”) consummated a transaction with Comcast Corporation (“Comcast”) pursuant to which GE contributed all of its holdings in NBCUniversal to NBCUniversal, LLC, a newly formed entity beneficially owned 51% by Comcast and 49% by GE. Following the transaction, NBCUniversal became a wholly owned subsidiary of NBCUniversal, LLC, and the aggregate equity ownership of GE Equity in us became 4,929,266 shares of Series B Preferred Stock and warrants to purchase up to 6,000,000 shares of common stock and the direct ownership of NBCUniversal in the Company became 6,452,194 shares of common stock and warrants to purchase 14,744 shares of common stock. We are currently making arm’s length negotiated payments to Comcast for cable distribution under a pre-existing contract.

In connection with the transfer of its ownership in NBCUniversal, GE also agreed with Comcast that, for so long as GE Equity is entitled to appoint two members of our board of directors, NBCUniversal will be entitled to retain a board seat provided that NBCUniversal beneficially owns at least 5% of our adjusted outstanding common stock. GE also agreed to obtain the consent of NBCUniversal prior to consenting to our adoption of any shareholders rights plan or certain other actions that would impede or restrict the ability of NBCUniversal to acquire or dispose of shares of our voting stock or taking any action that would result in NBCUniversal being deemed to be in violation Federal Communications Commission multiple ownership regulations.

Subsequent to our 2010 fiscal year end, the Company redeemed for cash all of its outstanding shares of Series B Redeemable Preferred Stock on April 6, 2011, in accordance with the terms of those shares (the “Series B Redemption”).

The outstanding agreements with GE Equity and NBCUniversal are described in more detail below as they applied during the 2010 fiscal year prior to the Series B Redemption and as they will apply after the Series B Redemption.

Dividends on Series B Preferred Stock

Prior to the Series B Redemption, the Series B Preferred Stock accrued cumulative dividends at a base annual rate of 12%, subject to adjustment. On each of November 16, 2010 and February 18, 2011, we made a $2.5 million payment to GE Equity, reducing the outstanding accrued dividends on the Series B Preferred Stock prior to the Series B Redemption.

Amended and Restated Shareholder Agreement

On February 25, 2009, we entered into an amended and restated shareholder agreement with GE Equity and NBCUniversal, which provides for certain corporate governance and standstill matters. The amended and restated shareholder agreement provides that GE Equity is entitled to designate nominees for three members of our board of directors so long as the aggregate beneficial ownership of GE Equity and NBCUniversal (and their affiliates, which, for NBCUniversal, now includes Comcast Corporation) is at least equal to 50% of their beneficial ownership as of February 25, 2009 (50% of their beneficial ownership would require that these entities hold in excess of approximately 8.7 million common shares), and two so long as their aggregate beneficial ownership is at least 10% of the “adjusted outstanding shares of common stock,” as defined in the amended and restated shareholder agreement. In addition, the amended and restated shareholder agreement provides that GE Equity may designate any of its director- designees to be an observer of the Audit, Human Resources and Compensation, and Corporate Governance and Nominating Committees of our board of directors.

The amended and restated shareholder agreement requires the consent of GE Equity prior to our entering into any material agreements with any of CBS, Fox, Disney, Time Warner or Viacom (and their respective affiliates), provided that this restriction will no longer apply when either (i) our trademark license agreement with NBCUniversal (described below) has terminated or (ii) GE Equity is no longer entitled to designate at least two director nominees. In addition, the amended and restated shareholder agreement requires the consent of GE Equity prior to our (i) exceeding certain thresholds relating to the issuance of securities, the payment of dividends, the repurchase or redemption of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt, (ii) entering into any business different than our current business and (iii) amending the Company’s articles of incorporation to adversely affect GE Equity and NBCUniversal; provided, that these restrictions will no longer apply when both (a) GE Equity is no longer entitled to designate three director nominees and (b) GE Equity and NBCUniversal no longer hold any Series B Preferred Stock. Because GE Equity continues to hold beneficial ownership of in excess of 50% of their beneficial ownership as of February 25, 2009 after the redemption of all of the Series B Stock, the right to nominate three members of our board of directors under the shareholders agreement, among other rights, continues to apply. For the 2011 Annual Meeting of Shareholders, GE Equity only nominated two directors, Mr. Kocsi and Ms. Dunleavey. We are also prohibited from taking any action that would cause any ownership interest by us in television broadcast stations from being attributable to GE Equity, NBCUniversal or their affiliates.

The amended and restated shareholder agreement provides that during the standstill period (as defined in the amended and restated shareholder agreement), subject to certain limited exceptions, GE Equity and NBCUniversal are prohibited from: (i) any asset/business purchases from us in excess of 10% of the total fair market value of our assets; (ii) increasing their beneficial ownership above 39.9% of our shares (treating as outstanding and actually owned for such purpose shares of our common stock issuable to GE Equity upon exercise of the warrant for 6,000,000 shares of our common stock); (iii) making or in any way participating in any solicitation of proxies; (iv) depositing any securities of our company in a voting trust; (v) forming, joining or in any way becoming a member of a “13D Group” with respect to any voting securities of our company; (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of our company; (vii) otherwise acting, whether alone or in concert with others, to seek to propose to us any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving us, or nominating any person as a director of our company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by our shareholders. If, during the standstill period, any inquiry has been made regarding a “takeover transaction” or “change in control,” each as defined in the shareholder agreement, that has not been rejected by the board of directors, or the board pursues such a transaction, or engages in negotiations or provides information to a third party and the board has not resolved to terminate such discussions, then GE Equity or NBCUniversal may propose to us a tender offer or business combination proposal.

In addition, unless GE Equity and NBCUniversal beneficially own less than 5% or more than 90% of the adjusted outstanding shares of common stock, GE Equity and NBCUniversal shall not sell, transfer or otherwise dispose of any securities of our company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the amended and restated shareholder agreement, (ii) that have been consented to by us, (iii) pursuant to a third-party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which we are a party, (v) in an underwritten public offering pursuant to an effective registration statement, (vi) pursuant to Rule 144 of the Securities Act of 1933, or (vii) in a private sale or pursuant to Rule 144A of the Securities Act of 1933; provided, that in the case of any transfer pursuant to clause (v), (vi) or (vii), the transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with that person’s affiliates, of more than 10% (or 20% in the case of a transfer by NBCUniversal) of the adjusted outstanding shares of the common stock, as determined in accordance with the amended and restated shareholders agreement.

The standstill period will terminate on the earliest to occur of (i) the ten-year anniversary of the amended and restated shareholder agreement, (ii) our entering into an agreement that would result in a “change in control” (subject to reinstatement), (iii) an actual “change in control” (subject to reinstatement), (iv) a third-party tender offer (subject to reinstatement), or (v) six months after GE Equity and NBCUniversal can no longer designate any nominees to the board of directors. Following the expiration of the standstill period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause (v)), GE Equity and NBCUniversal’s beneficial ownership position may not exceed 39.9% of our diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for our company.

Subsequent to the Series B Redemption, GE Equity and NBCUniversal no longer have class voting rights to elect the GE Equity director-designees to our board of directors. However, so long as GE Equity is otherwise entitled to designate nominees for election as directors, our board of directors is required to nominate each such designee for election as a director as part of the management slate that is included in the proxy statement (or consent solicitation or similar document) of us relating to the election of directors, and shall provide the same support for the election of each such designee as it provides to other persons standing for election as part of our management slate. After the Series B Redemption the director-designees will now be elected to the Company’s board by all of the holders of the common stock of the Company voting together as a single class.

Registration Rights Agreement

On February 25, 2009, we entered into an amended and restated registration rights agreement providing GE Equity, NBCUniversal and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggy-back registration rights. In addition, NBCUniversal was granted one additional demand registration right pursuant to the second amendment to the NBCUniversal Trademark License Agreement.

NBCUniversal Trademark License Agreement

On November 16, 2000, we entered into a trademark license agreement with NBCUniversal, pursuant to which NBCUniversal granted us an exclusive, worldwide license for a term of ten years to use certain NBC trademarks, service marks and domain names to rebrand our business and corporate name and website. We subsequently selected the names ShopNBC and ShopNBC.com.

Under the license agreement we have agreed, among other things, to (i) certain restrictions on using trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBCUniversal, (ii) the loss of our rights under the license with respect to specific territories outside of the United States in the event we fail to achieve and maintain certain performance targets in such territories, (iii) not own, operate, acquire or expand our business to include certain businesses without NBCUniversal’s prior consent, (iv) comply with NBCUniversal’s privacy policies and standards and practices, and (v) not own, operate, acquire or expand our business such that one-third or more of our revenues or our aggregate value is attributable to certain services (not including retailing services similar to our existing e-commerce operations) provided over the internet. The license agreement also grants to NBCUniversal the right to terminate the license agreement at any time upon certain changes of control of our company, in certain situations upon the failure by NBCUniversal to own a certain minimum percentage of our outstanding capital stock on a fully diluted basis, and certain other situations. On March 28, 2007, we and NBCUniversal agreed to extend the term of the license by six months, such that the license would continue through May 15, 2011, and to provide that certain changes of control involving a financial buyer would not provide the basis for an early termination of the license by NBCUniversal.

On November 18, 2010, we announced a further extension of the license agreement to May 2012, an option to further extend the license agreement to May 2013 upon the mutual agreement of both parties, and an agreement to enter into a separate transition agreement, on the terms and subject to conditions to be mutually agreed between the parties, relating to the twelve month period following the ultimate expiration of the license agreement. In consideration for the license agreement extension, we agreed to issue shares of the Company’s common stock valued at $4 million to NBCUniversal on May 15, 2011.

Credit Card Agreement with Affiliate of GE Equity

During fiscal 2006, we introduced and established a private label and co-branded revolving consumer credit card program (the “Program”). The Program is made available to all qualified consumers for the financing of purchases of products from ShopNBC and for the financing of purchases of products and services from other non-ShopNBC retailers. The issuing bank is the sole owner of the account issued under the program and absorbs all losses associated with non-payment by cardholders. The issuing bank, which is an affiliate of GE Equity, pays fees to us based on the number of credit card accounts activated and on card usage. The Program provides a number of benefits to customers including deferred billing options and free shipping promotions throughout the year. During fiscal 2010 and fiscal 2009, customer use of the private label and co-branded cards accounted for approximately 15% and 16% of our television and internet sales, respectively. We believe that the use of the ShopNBC credit card furthers customer loyalty and reduces our overall bad debt exposure since the credit card issuing bank bears the risk of bad debt on ShopNBC credit card transactions that do not utilize our ValuePay installment payment program.

Consulting Agreement with Creative Commerce

In April 2009, we entered into marketing agreements with Creative Commerce, LLC (“Creative Commerce”) and its subsidiary, International Commerce Agency, LLC (“International Commerce”), under which Creative Commerce and International Commerce agreed to provide consulting services to the Company in the electronic retailing industry. One of our directors, Edwin Garrubbo, is the majority owner of both Creative Commerce and

International Commerce. These agreements were entered into prior to the time that Mr. Garrubbo was considered as a possible candidate for the board of directors, and the existence of the agreements was disclosed to and considered by the audit committee in light of the related person transaction approval policy as part of the process in selecting him to fill a vacancy on the board, and was also disclosed in a filing on a Current Report on Form 8-K at the time of his election to the board of directors. Under the agreements, we agreed to pay commissions to these companies based on sales of specified products through vendors identified by these companies. The Company made payments totaling approximately $787,000 during fiscal 2010 and $117,000 during fiscal 2009 relating to these services. At this time, the total commissions that Creative Commerce may earn in fiscal 2011 cannot be estimated; as of April 18, 2011, approximately $184,000 in commissions had been paid.

Related Person Transactions Approval Policy

In February 2007, our board of directors adopted a written related person transaction approval policy, which sets forth our company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person’s interest in the transaction(s) involves at least $120,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise provides value to one of the parties.

Under the policy, a related person is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of our company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person’s home, except for tenants or employees.

Prior to entering into any related person transaction, the audit committee of our board of directors must be presented with the relevant information about the proposed transaction in order for the committee to assess whether the related person transaction is beneficial to our company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the audit committee may take into account in considering a related person transaction, and itemizes certain routine transactions which are exempt from the policy.

The types of routine transactions that are exempt from the company’s related person transaction policy consist of:

•	any employment by the company of an executive officer of the company if (a) the related compensation is required to be reported in the company’s proxy statement under Item 402 of Regulation S-K or (b) the executive officer is not an immediate family member of another executive officer, director or 5% or greater shareholder of the company, the related compensation would be reported in the company’s proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and the company’s human resources and compensation committee approved (or recommended that the board of directors approve) the compensation;

•	any compensation paid to a director if the compensation is required to be reported in the company’s proxy statement under Item 402 of Regulation S-K;

•	any transaction in which the related person’s interest arises solely from the ownership of the company’s common stock and all holders of the company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•	any transaction with another company at which a related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registration, trustee under a trust indenture, or similar services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them during fiscal 2010 except that (i) a Form 4 reporting an open market purchase by William J. McGrath, chief financial officer, on June 22, 2010 was not filed on a timely basis but was subsequently reported on July 12, 2010, (ii) Forms 4 reporting a grant of restricted stock in lieu of annual cash bonus given on March 31, 2011 to Mark A. Ahmann, senior vice president, human resources; G. Robert Ayd, president, William J. McGrath, senior vice president and chief financial officer; Michael A. Murray, senior vice president, operations; Carol Steinberg, senior vice president of e-commerce, marketing and business development and Keith R. Stewart, chief executive officer, were not filed on a timely basis but were subsequently report on April 6, 2011, and (iii) a Form 4 reporting a stock option exercise by Jean-Guillaume Sabatier on November 19, 2010, senior vice president, sales, product planning and programming, and a grant of restricted stock in lieu of annual cash bonus given on March 31, 2011, was not filed on a timely basis but was subsequently reported on April 11, 2011.

OTHER MATTERS

As of the date of this proxy statement, the board of directors knows of no matters that will be presented for consideration at the meeting other than as described in this proxy statement. If any other matters shall properly come before the meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by the proxies as to any matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of our company.

Our annual report on Form 10-K for fiscal 2010, including financial statements, is being mailed with this proxy statement to certain of our shareholders who previously have requested paper copies. Shareholders who receive a Notice Regarding the Availability of Proxy Materials should follow the instruction on the notice for obtaining paper copies of the annual report on Form 10-K and the proxy statement.

Our annual report on Form 10-K for fiscal 2010 and the proxy statement are available for viewing on-line, printing or downloading at www.valuevisionmedia.com/proxy.

Shareholders who wish to obtain an additional copy of our annual report on Form 10-K for fiscal 2010 may do so without charge by writing to us at ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

By Order of the Board of Directors

Teresa Dery
Interim General Counsel

Appendix A

VALUEVISION MEDIA, INC.

2011 OMNIBUS INCENTIVE PLAN

1. Purpose.  The purpose of the ValueVision Media, Inc. 2011 Omnibus Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.

2. Definitions.  In this Plan, the following definitions will apply.

(a) “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

(b) “Agreement” means the written or electronic agreement containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Units or an Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) a material act of fraud which results in or is intended to result in a Participant’s personal enrichment at the expense of Company, including without limitation, theft or embezzlement from Company; (ii) public conduct by a Participant that is materially detrimental to the reputation of Company; (iii) material violation by a Participant of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of a Participant’s position to the material detriment of the Company; (v) commission of conduct constituting a felony; (vi) a material breach by a Participant of any of the terms and conditions of an agreement with the Company or any Affiliate; or (vii) a Participant continues to materially fail to perform the duties associated with Participant’s employment or other status as a Service Provider.

(f) “Change in Control” means one of the following:

(1) The acquisition by any individual, entity or Group of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then outstanding shares of Company Stock, or (ii) the combined voting power of the then outstanding Company Voting Securities. Notwithstanding the foregoing sentence, the following acquisitions will not constitute a Change in Control:

(A) any acquisition of Stock or Company Voting Securities directly from the Company;

(B) any acquisition of Stock or Company Voting Securities by the Company or any of its wholly-owned Subsidiaries;

(C) any acquisition of Stock or Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or

(D) any acquisition of beneficial ownership by any entity with respect to which, immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the outstanding Voting Securities of such entity (or its Parent) is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who beneficially owned, respectively, the outstanding Stock and outstanding Company Voting Securities immediately before such acquisition in substantially the same proportions as their ownership of the outstanding Stock and outstanding Company Voting Securities, as the case may be, immediately before such acquisition.

(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Stock and outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities, as the case may be, of the of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately before such Corporate Transaction, of the outstanding Stock and outstanding Company Voting Securities, as the case may be.

Notwithstanding the foregoing:

(i) a Change in Control shall not be deemed to occur with respect to a Participant if the acquisition of the 30% or greater interest referred to in Section 2(f)(1) is by a Group that includes the Participant, or if at least 30% of the then outstanding common stock or combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity referred to in Section 2(f)(3) shall be beneficially owned, directly or indirectly, immediately after the Corporate Transaction by a Group that includes the Participant; and

(ii) to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall (i) satisfy the independence requirements for independent directors and members of compensation committees as set forth from time to time in the rules and regulations of the Nasdaq Stock Market, (ii) be a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) be an outside director for purposes of Code Section 162(m).

(i) “Company” means ValueVision Media, Inc., a Minnesota corporation, or any successor thereto.

(j) “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (B), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(k) “Corporate Transaction” means a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Company Voting Securities, or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(l) “Disability” means “total and permanent disability” within the meaning of Code Section 22(e)(3).

(m) “Employee” means an employee of the Company or an Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(p) “Full Value Award” means an Award other than an Option or Stock Appreciation Right.

(q) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(r) “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an entity.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price during a specified period of time. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(u) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(v) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(w) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(x) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(y) “Performance Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, future payments based on the achievement of pre-established performance objectives during a specified performance period.

(z) “Plan” means this ValueVision Media, Inc. 2011 Equity Incentive Plan, as amended and in effect from time to time.

(aa) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(bb) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(cc) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(dd) “Share” means a share of Stock.

(ee) “Stock” means the common stock, par value $0.01 per share, of the Company.

(ff) “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(gg) “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(hh) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ii) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(jj) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.  Administration of the Plan.

(a) Administration.  The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3. Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities and authority of the Committee with respect to Awards made to Non-Employee Directors.

(b) Scope of Authority.  Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4) taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c) Awards to Foreign Service Providers.  The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions.  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f) Indemnification.  Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4.  Shares Available Under the Plan.

(a) Maximum Shares Available.  Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 3,000,000. Shares issued under the Plan shall come from authorized and unissued Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3) Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b) Effect of Forfeitures and Other Actions.  Any Shares subject to an Award that is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including a payment in Shares on the exercise of a Stock Appreciation Right) shall, to the extent of such forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a). In the event that (i) any Award is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company in payment of the applicable exercise price, or (ii) any tax withholding obligations arising from such Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again become available for Awards under this Plan and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a).

(c) Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d) No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(e) Individual Option and SAR Limit.  The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 1,500,000 Shares.

5.  Eligibility.  Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.  General Terms of Awards.

(a) Award Agreement.  Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions as it may determine.

(c) Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e) Termination of Service.  Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination, provided that if a Participant dies during such three-month period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination.

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination.

(f) Rights as Shareholder.  No Participant shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, divisional or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents.  Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

7.  Stock Option Awards.

(a) Type and Exercise Price.  The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

(b) Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration.  Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.  Stock Appreciation Rights.

(a) Nature of Award.  An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right, except in the case of Substitute Awards.

(b) Exercise of SAR.  Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

9.  Restricted Stock Awards.

(a) Vesting and Consideration.  Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.

(b) Shares Subject to Restricted Stock Awards.  Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.  Stock Unit Awards.

(a) Vesting and Consideration.  A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Payment of Award.  Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.  Performance Units and Other Stock-Based Awards.

(a) Performance Units.  Performance Units may be granted to any Participant in such number and upon such terms and at such times as shall be determined by the Committee. Each Performance Unit shall have an initial value that is established by the Committee as of the Grant Date. Performance Unit Awards shall be considered performance-based Awards for purposes of, and subject to, Section 6(g), subject to such vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. Following the completion of the applicable performance period and the vesting of a Performance Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee and specified in the applicable Agreement. The level of achievement of performance goals applicable to a Performance Unit Award will determine the number and/or value of Performance Units that will be paid to a Participant. If a Performance Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b) Other Stock-Based Awards.  The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.  Changes in Capitalization, Corporate Transactions, Change in Control.

(a) Adjustments for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 — Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Corporate Transactions.  Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1) Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 12(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(2) Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 12(b)(2) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

(3) Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the

Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4) Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

(c) Change in Control.  In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within one year of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

(d) Dissolution or Liquidation.  Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

(e) Limitation on Change in Control Payments.  Notwithstanding anything in this Section 12 to the contrary, if the acceleration of the vesting and exercisability of any Award or the payment of cash in exchange for all or part of any Award as provided in this Section 12 (which acceleration or payment could be deemed a “payment” within the meaning of Code Section 280G(b)(2)), together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or a substantial portion of the assets of the Company, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504) or other person making such payments as a result of Code Section 280G, then such acceleration and payments pursuant to Section 12 and other payments will be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being non-deductible. For purposes of this Section 12(e), (i) no portion of payments the receipt or enjoyment of which a Participant will have effectively waived in writing before the date of distribution of an Award will be taken into account; and (ii) the value of any non-cash benefit or any deferred payment or benefit included in such payment will be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4).

13.  Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.  Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.  Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date.  The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

(b) Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms unless limited in the applicable Agreements.

(c) Amendment and Termination of the Plan.  The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards.  Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(3).

(e) No Option or SAR Repricing.  Except as provided in Section 12(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is first approved by the Company’s shareholders.

16.  Substitute Awards.  The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17.  Performance-Based Compensation.

(a) Designation of Awards.  If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Compliance with Code Section 162(m).  If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c) Limitations.  With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 12(a)). The maximum amount payable with respect to any Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $6,000,000 multiplied by the number of full or partial years in the applicable performance or vesting period.

(d) Performance Measures.  For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: net sales; earnings or earnings per share before income tax (profit before taxes); earnings before interest, taxes, depreciation, amortization and other adjustments; net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company’s cost of capital; sales growth; working capital; and growth in customer base. Any performance goal based on one or more of the foregoing performance measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate or business unit performance.

18.  Other Provisions.

(a) Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability.  Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements.  No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d) Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A.  It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

(h) Rule 16b-3.  It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Compensation Recovery.

(1) An Agreement may provide that if a Participant has received or is entitled to payment of cash, delivery of Shares, or a combination thereof under an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash or Shares received with respect to the Award in the event of certain occurrences specified in the Agreement. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement. In lieu of forfeiting Shares, a Participant may return or forfeit to the Company the economic value of such Shares determined as of:

(A) the date of the exercise of an Option or Stock Appreciation Right;

(B) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions; or

(C) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be.

(2) The Committee’s right to require a return or forfeiture as provided in Section 18(i)(1) must be exercised within 90 days after discovery of an occurrence of the type specified in the applicable Agreement but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates.

(3) Awards may be made subject to any compensation recovery policy adopted by the Board or the Committee at any time in response to the requirements of Section 10D of the Exchange Act, and any incentive-based compensation associated with any such Award may be recovered by the Company pursuant to such policy under the circumstances and to the extent required by Section 10D of the Exchange Act and the rules promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market thereunder. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

VALUEVISION MEDIA, INC.
6740 SHADY OAK ROAD EDEN PRAIRIE, MN 55344-3433
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M36456-P13426	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALUEVISION MEDIA, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors Nominees:

01) Joseph F. Berardino	02) John D. Buck	03) Edwin P. Garrubbo	04) Randy S. Ronning	05) Keith R. Stewart
06) Catherine Dunleavy	07) Patrick O. Kocsi	08) William F. Evans	09) Sean F. Orr

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012		☐	☐	☐

3. Approval of the ValueVision Media, Inc. 2011 Omnibus Incentive Plan		☐	☐	☐

4. Approval, by non-binding vote, of executive compensation		☐	☐	☐

The Board of Directors recommends you vote for a frequency of 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain

5. Vote, on a non-binding basis, on the frequency of future executive compensation votes	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointly owned shares will be voted as directed by one owner unless the other instructs to the contrary, in which case the shares will not be voted. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M36457-P13426

VALUEVISION MEDIA, INC.
Annual Meeting of Shareholders
June 15, 2011 8:00 AM CDT
 This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) William J. McGrath or Teresa J. Dery, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VALUEVISION MEDIA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 8:00 AM, CDT on 6/15/2011, at the ValueVision Media, Inc. Corporate Offices 6740 Shady Oak Road Eden Prairie, MN 55344, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the proxies.
Continued and to be signed on reverse side